                                                                    Exhibit 10.2

                                                                  EXECUTION COPY

================================================================================


                                U.S.$160,000,000
                                  C$10,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 20, 2003

                                      among

                        NORCROSS SAFETY PRODUCTS L.L.C.,
                         NORTH SAFETY PRODUCTS INC., and
                       MORNING PRIDE MANUFACTURING L.L.C.,
                               as U.S. Borrowers,

                           NORTH SAFETY PRODUCTS LTD.,
                              as Canadian Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,


                              FLEET NATIONAL BANK,
                            as Administrative Agent,

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                    as Syndication Agent and Canadian Lender,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Documentation Agent

================================================================================

              FLEET SECURITIES, INC. and CIBC WORLD MARKETS CORP.,
                   as Co-Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                                          Page
SECTION 1.  DEFINITIONS......................................................................................1

     1.1  Defined Terms......................................................................................1
     1.2  Other Definitional Provisions.....................................................................27

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................................................27

     2.1  Term Commitments; Procedure for Term Loan Borrowing...............................................27
     2.2  Repayment of Term Loans...........................................................................28
     2.3  Revolving Commitments.............................................................................28
     2.4  Procedure for Revolving Loan Borrowing............................................................29
     2.5  U.S. Swingline Commitment; Procedure for U.S. Swingline Borrowing;
            Refunding of U.S. Swingline Loans...............................................................30
     2.6  Commitment Fees, etc..............................................................................32
     2.7  Termination or Reduction of Revolving Commitments.................................................32
     2.8  Optional Prepayments..............................................................................33
     2.9  Mandatory Prepayments and Commitment Reductions...................................................33
     2.10  Conversion and Continuation Options..............................................................35
     2.11  Limitations on Eurodollar Tranches...............................................................36
     2.12  Interest Rates and Payment Dates.................................................................36
     2.13  Computation of Interest and Fees.................................................................37
     2.14  Inability to Determine Interest Rate.............................................................37
     2.15  Pro Rata Treatment and Payments..................................................................38
     2.16  Requirements of Law..............................................................................39
     2.17  Taxes............................................................................................41
     2.18  Indemnity........................................................................................43
     2.19  Change of Lending Office.........................................................................43
     2.20  Replacement of Lenders under Certain Circumstances...............................................43
     2.21  Bankers' Acceptances Under the Canadian Facility.................................................44
     2.22  Repayment and Renewal of Bankers' Acceptances....................................................45
     2.23  Power of Attorney for the Execution of Bankers' Acceptances......................................45
     2.24  Circumstances Making Bankers' Acceptances Unavailable............................................46
     2.25  Increases of the Facilities......................................................................46

SECTION 3.  LETTERS OF CREDIT...............................................................................49

     3.1  U.S. L/C Commitment...............................................................................49
     3.2  Procedure for Issuance of U.S. Letter of Credit...................................................49
     3.3  Fees and Other Charges............................................................................49
     3.4  U.S. L/C Participations...........................................................................50
     3.5  Reimbursement Obligations of U.S. Borrowers.......................................................51
     3.6  Obligations Absolute..............................................................................51
     3.7  U.S. Letter of Credit Payments....................................................................51

                                                                                                          Page
     3.8  Applications......................................................................................52
     3.9  Canadian L/C Commitment...........................................................................52

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................................................52

     4.1  Financial Condition...............................................................................52
     4.2  No Change.........................................................................................53
     4.3  Existence; Compliance with Law....................................................................53
     4.4  Power; Authorization; Enforceable Obligations.....................................................53
     4.5  No Legal Bar......................................................................................53
     4.6  No Material Litigation............................................................................54
     4.7  No Default........................................................................................54
     4.8  Ownership of Property; Liens......................................................................54
     4.9  Intellectual Property.............................................................................54
     4.10  Taxes............................................................................................54
     4.11  Federal Regulations..............................................................................54
     4.12  Labor Matters....................................................................................55
     4.13  ERISA............................................................................................55
     4.14  Investment Company Act; Other Regulations........................................................55
     4.15  Subsidiaries.....................................................................................55
     4.16  Use of Proceeds..................................................................................55
     4.17  Environmental Matters............................................................................56
     4.18  Accuracy of Information, etc.....................................................................57
     4.19  Security Documents...............................................................................57
     4.20  Solvency.........................................................................................58
     4.21  Senior Indebtedness..............................................................................58
     4.22  Regulation H.....................................................................................58
     4.23  Certain Documents................................................................................58
     4.24  Capital Structure................................................................................58
     4.25  Mortgaged Properties.............................................................................58

SECTION 5.  CONDITIONS PRECEDENT............................................................................59

     5.1  Conditions to Initial Extension of Credit.........................................................59
     5.2  Conditions to Each Extension of Credit............................................................61

SECTION 6.  AFFIRMATIVE COVENANTS...........................................................................61

     6.1  Financial Statements..............................................................................61
     6.2  Certificates; Other Information...................................................................63
     6.3  Payment of Obligations............................................................................64
     6.4  Maintenance of Existence; Compliance..............................................................64
     6.5  Maintenance of Property; Insurance................................................................64
     6.6  Inspection of Property; Books and Records; Discussions............................................64
     6.7  Notices...........................................................................................64
     6.8  Environmental Laws................................................................................65
     6.9  Additional Collateral, etc........................................................................66

                                                                                                          Page
     6.10  Real Estate Documentation........................................................................68
     6.11  Maintenance of Ratings...........................................................................68
     6.12  Post-Closing Matters.............................................................................68

SECTION 7.  NEGATIVE COVENANTS..............................................................................69

     7.1  Financial Condition Covenants.....................................................................69
     7.2  Indebtedness......................................................................................70
     7.3  Liens.............................................................................................71
     7.4  Fundamental Changes...............................................................................73
     7.5  Disposition of Property...........................................................................74
     7.6  Restricted Payments...............................................................................74
     7.7  Capital Expenditures..............................................................................75
     7.8  Investments.......................................................................................76
     7.9  Optional Payments and Modifications of Certain Debt Instruments...................................77
     7.10  Transactions with Affiliates.....................................................................78
     7.11  Sales and Leasebacks.............................................................................78
     7.12  Changes in Fiscal Periods........................................................................78
     7.13  Negative Pledge Clauses..........................................................................78
     7.14  Clauses Restricting Subsidiary Distributions.....................................................78
     7.15  Lines of Business................................................................................79
     7.16  Limitation on Lease Expense......................................................................79
     7.17  Change of Name...................................................................................79

SECTION 8.  EVENTS OF DEFAULT...............................................................................79

SECTION 9.  THE AGENTS......................................................................................83

     9.1  Appointment.......................................................................................83
     9.2  Delegation of Duties..............................................................................83
     9.3  Exculpatory Provisions............................................................................83
     9.4  Reliance by Administrative Agent and Syndication Agent............................................84
     9.5  Notice of Default.................................................................................84
     9.6  Non-Reliance on Agents and Other U.S. Lenders.....................................................84
     9.7  Indemnification...................................................................................85
     9.8  Agent in Its Individual Capacity..................................................................85
     9.9  Successor Administrative Agent....................................................................86
     9.10  Authorization to Release Guarantees and Liens....................................................86
     9.11  Documentation Agent..............................................................................86

SECTION 10.  MISCELLANEOUS..................................................................................86

     10.1  Amendments and Waivers...........................................................................86
     10.2  Notices..........................................................................................87
     10.3  No Waiver; Cumulative Remedies...................................................................88
     10.4  Survival of Representations and Warranties.......................................................89
     10.5  Payment of Expenses and Taxes....................................................................89

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
                                                                                                          Page
     10.6  Successors and Assigns; Participations and Assignments...........................................90
     10.7  Adjustments; Set-off.............................................................................92
     10.8  Counterparts.....................................................................................92
     10.9  Severability.....................................................................................93
     10.10  Integration.....................................................................................93
     10.11  GOVERNING LAW...................................................................................93
     10.12  Submission To Jurisdiction; Waivers.............................................................93
     10.13  Acknowledgements................................................................................94
     10.14  Confidentiality.................................................................................94
     10.15  Joint and Several Obligations...................................................................95
     10.16  WAIVERS OF JURY TRIAL...........................................................................95
     10.17  Canadian Amendments and Waivers.................................................................95

ANNEX:

A          Pricing Grid


SCHEDULES:

1.1A       Commitments
1.1B       Mortgaged Property
1.1C       Individual Investors
4.4        Consents, Authorizations, Filings and Notices
4.15       Subsidiaries
4.19(a)    UCC Filing Jurisdictions
4.19(b)    Mortgage Filing Jurisdictions
4.19(c)    Canadian Filing Jurisdictions
4.24(b)    Capital Structure
7.2(e)     Existing Indebtedness
7.3(f)     Existing Liens
7.8(p)     Permitted Investments


EXHIBITS:

A          Form of Guarantee and Collateral Agreement
B          Form of Compliance Certificate
C          Form of Closing Certificate
D-1        Form of Fee Mortgage
D-2        Form of Leasehold Mortgage
E          Form of Assignment and Acceptance
F-1        Form of Legal Opinion of Kirkland & Ellis
F-2        Form of Legal Opinion of Sternthal Katznelson Montiguy, S.E.N.C.
G          Form of Prepayment Option Notice
H          Form of Exemption Certificate
I          Form of Notice of Canadian Loan Utilization by way of Bankers' Acceptances
J-1        Form of Hypothec on Movables
J-2        Form of Assignment of Inventory
J-3        Form of Immovable Hypothec
J-4        Form of General Security Agreement
K          Form of Group Banking Agreement
L          Form of Overdraft Agreement
M          Form of Canadian L/C Agreement
N          Form of Termination of Group Banking Agreement

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 20, 2003, among NORCROSS SAFETY PRODUCTS L.L.C., a Delaware limited liability company ("NSP"), NORTH SAFETY PRODUCTS INC., a Delaware corporation ("NORTH SAFETY"), MORNING PRIDE MANUFACTURING L.L.C., a Delaware limited liability company ("MORNING PRIDE," together with NSP and North Safety, the "U. S. BORROWERS"), NORTH SAFETY PRODUCTS LTD., a company organized and existing under the laws of Canada ("NORTH SAFETY CANADA" or the "CANADIAN BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "U. S. LENDERS"), CANADIAN IMPERIAL BANK OF COMMERCE (the "CANADIAN LENDER"), GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (in such capacity, the "DOCUMENTATION AGENT"), CANADIAN IMPERIAL BANK OF COMMERCE, as syndication agent (in such capacity, the "SYNDICATION AGENT") and FLEET NATIONAL BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

          WHEREAS, the US Borrowers, the Canadian Borrower, the Lenders that are parties thereto (the "EXISTING LENDERS") and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of April 19, 2000 (as amended, supplemented or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT"); and

          WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety as more fully set forth herein, and the Existing Lenders, the Administrative Agent and the Canadian Lender are willing, upon and subject to the terms and conditions hereof, so to amend and restate the Existing Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that on the Closing Date (as hereinafter defined) the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

                             SECTION 1. DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. For purposes hereof: PRIME RATE shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); the effective date of any change in the Prime Rate shall be the date of announcement of such change. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR LOANS": U.S. Loans the rate of interest applicable to which is based upon the ABR.

          "ACCEPTANCE FEE": the fee payable in C$ to the Canadian Lender in respect of Bankers' Acceptances computed in accordance with Section 2.21.

          "ADJUSTMENT DATE": as defined in the Pricing Grid.

          "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGENTS": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

          "AGGREGATE EXPOSURE": with respect to any U.S. Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's U.S. Revolving Commitment then in effect or, if the U.S. Revolving Commitments have been terminated, the amount of such Lender's U.S. Revolving Extensions of Credit then outstanding.

          "AGGREGATE EXPOSURE PERCENTAGE": with respect to any U.S. Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all U.S. Lenders at such time.

          "AGREEMENT": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "APPLICABLE BA DISCOUNT RATE": in respect of Bankers' Acceptances, the CDOR Rate at approximately 10:00 A.M. (Montreal time) on such Borrowing Date for bankers' acceptances having a comparable maturity date as the maturity date of such Bankers' Acceptance.

          "APPLICABLE MARGIN": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                               Eurodollar Loans
                                         ABR Loans and           and Bankers'
                                        C$ Prime Loans           Acceptances
       U.S. Revolving Loans and
            Canadian Loans                   2.50%                  3.50%
              Term Loans                     3.25%                  4.25%;

PROVIDED, that on and after each Adjustment Date to occur after the completion of two full fiscal quarters of NSP following the Closing Date, the Applicable Margin with respect to U.S. Revolving Loans, U.S. Swingline Loans and Canadian Loans will be determined pursuant to the Pricing Grid.

          "APPLICATION": an application, in such form as the U.S. Issuing Lender may specify from time to time, requesting the U.S. Issuing Lender to open a U.S. Letter of Credit.

          "APPROVED FUND": any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "ARKON NOTE": the promissory note of Holdco issued to the sellers listed on the Schedule of Sellers attached thereto pursuant to the acquisition by NSP of the Capital Stock of Arkon Safety Equipment Inc. and in the aggregate principal amount of C$5,470,000.

          "ASSET SALE": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clauses
(a) through (g) of Section 7.5) that yields gross proceeds to NSP or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "ASSIGNEE": as defined in Section 10.6(c).

          "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of Exhibit E.

          "ASSIGNMENT OF INVENTORY": the Assignment of Inventory under Section 427 of the Bank Act (Canada) executed by the Canadian Borrower and its Subsidiaries dated as of April 19, 2000, as amended, supplemented or otherwise modified from time to time.

          "ASSIGNOR": as defined in Section 10.6(c).

          "AVAILABLE U.S. REVOLVING COMMITMENT": as to any U.S. Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's U.S. Revolving Commitment then in effect OVER (b) such Lender's U.S. Revolving Extensions of Credit then outstanding; PROVIDED, that in calculating any Lender's U.S. Revolving Extensions of Credit for the purpose of determining such Lender's Available U.S. Revolving Commitment pursuant to the definition of "Commitment Fee Rate" and Section 2.6(a), the aggregate principal amount of U.S. Swingline Loans then outstanding shall be deemed to be zero.

          "BANKERS' ACCEPTANCE": a Draft denominated in C$ drawn by any of the Canadian Borrower and accepted by the Canadian Lender in accordance with the provisions of Section 2.21 hereof.

          "BENEFITED LENDER": as defined in Section 10.7(a).

          "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "BORROWERS": the collective reference to the U. S. Borrowers and the Canadian Borrower.

          "BORROWING DATE": with respect to the U.S. Loans, any Business Day specified by NSP as a date on which NSP requests the relevant Lenders to make Loans hereunder and with respect to the Canadian Loans, any day on which the Canadian Borrower requests the Canadian Lender to make C$ Loans hereunder.

          "BUSINESS": as defined in Section 4.17(b).

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market and PROVIDED FURTHER, that with respect to notices and determinations in connection with, and payments of principal and interest on a Canadian Loan, a day on which Canadian chartered banks are open for business in Montreal, Canada, but excluding Saturday, Sunday and any other day on which Canadian chartered banks are authorized or required by law to close in Montreal, Canada.

          "CDOR RATE": the per annum rate of interest which is the rate based on the rate applicable to bankers' acceptances for a term of 30 days (in the case of the definition of C$ Prime Rate) or for a term equivalent to the term of, and for amounts comparable to the amount of, the relevant Bankers' Acceptances (in the case of the definition of Applicable BA Discount Rate) appearing on the Reuters Screen CDOR Page (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) for acceptances of Schedule I banks under the Bank Act (Canada) as of 10:00 A.M., Montreal time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; PROVIDED, HOWEVER, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to bankers' acceptances quoted by the Canadian Lender as of 10:00 A.M., Montreal time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

          "CANADIAN BORROWER": as defined in the preamble hereto.

          "CANADIAN COMMITMENT": the Commitment of the Canadian Lender to make extensions of credit to the Canadian Borrower pursuant to Sections 2.3(c) and
3.9 hereof and the Canadian Loan Documents in an aggregate amount not to exceed C$10,000,000 at any one time outstanding, as such Commitment may otherwise be reduced or terminated pursuant to the provisions hereof.

          "CANADIAN COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Termination Date.

          "CANADIAN DOLLARS and "C$": dollars in lawful currency of Canada.

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                                                                               5

          "C$ PRIME LOANS": Canadian Loans at such time as they bear interest at a rate based upon the C$ Prime Rate.

          "C$ PRIME RATE": the greater of (a) the annual rate of interest announced from time to time by the Canadian Lender as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 0.50% per annum.

          "CANADIAN EXTENSIONS OF CREDIT": as to the Canadian Lender at any time, an amount equal to the sum of the aggregate principal amount of (a) all Canadian Loans outstanding and (b) the Canadian L/C Obligations then outstanding.

          "CANADIAN FACILITY": as defined in the definition of "Facility".

          "CANADIAN L/C AGREEMENTs": the various agreements regarding applications for letters of credit and indemnification agreements to be entered into among the Canadian Lender and the Canadian Borrower in substantially the forms attached hereto as Exhibit M, which forms are generally used by the Canadian Lender in connection with the issue by it of letters of credit or guarantees on behalf of its customers, as such agreements are amended, supplemented or otherwise modified from time to time.

          "CANADIAN L/C COMMITMENT": C$1,000,000.

          "CANADIAN L/C OBLIGATIONS": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Canadian Letters of Credit and (b) the aggregate amount of drawings under Canadian Letters of Credit that have not then been reimbursed pursuant to the Canadian L/C Agreements.

          "CANADIAN LENDER": as defined in the preamble hereto.

          "CANADIAN LETTERS OF CREDIT": letters of credit issued by the Canadian Lender at the request of the Canadian Borrower or any of them pursuant to the provisions hereof.

          "CANADIAN LOAN DOCUMENTS": the Canadian L/C Agreements, the Overdraft Agreement, the Group Banking Agreement, the Canadian Security Documents and any and all other agreements or instruments executed after the Closing Date from time to time by the Canadian Borrower with or in favor of the Canadian Lender in connection with this Agreement.

          "CANADIAN LOANS": as defined in Section 2.3(c).

          "CANADIAN REIMBURSEMENT OBLIGATION": the obligation of the Canadian Borrower to reimburse the Canadian Lender pursuant to the Canadian L/C Agreements for amounts drawn under Canadian Letters of Credit.

          "CANADIAN SECURITY DOCUMENTS": the Hypothec on Movables, the Assignment of Inventory, the Immovable Hypothec and the General Security Agreement to be granted by the Canadian Borrower in favor of the Canadian Lender in substantially the forms attached hereto as Exhibit J-1, J-2, J-3 and J-4 respectively, as amended, supplemented or otherwise modified from time to time, and the Mortgages and all other security documents heretofore and hereafter delivered to the Canadian Lender granting a Lien on any property of the Canadian Borrower or any Subsidiary thereof to secure the obligations and liabilities of the Canadian Borrower or any Subsidiary thereof to the Canadian Lender.

          "CANADIAN SUBSIDIARY GUARANTOR": each Subsidiary of North Safety Canada that is incorporated in Canada.

          "CANADIAN WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Canadian Wholly Owned Subsidiaries.

          "CANADIAN WHOLLY OWNED SUBSIDIARY GUARANTOR": any Canadian Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Canadian Borrower.

          "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate, without duplication, of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations,
(ii) expenditures made with the proceeds of insurance and awards of condemnation and (iii) Permitted Acquisitions).

          "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government (or in the case of any Foreign Subsidiary, the government of the country where such Foreign Subsidiary is organized) or issued by any agency thereof and backed by the full faith and credit of the United States (or in the case of any Foreign Subsidiary, the country where such Foreign Subsidiary is organized), in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of (i) the United States or any state thereof or (ii) in the case of any Foreign Subsidiary, the country where such Foreign Subsidiary is organized, having combined capital and surplus of not less than $500,000,000, or, in the case of a Foreign Subsidiary, the equivalent thereof; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services (S&P) or P-1 by Moody's Investors Service, Inc. (MOODY'S), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

          "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "CO-LEAD ARRANGERS": Fleet Securities, Inc. and CIBC World Markets
Corp.

          "COLLATERAL": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "COMMITMENT FEE RATE": 0.75%, PROVIDED that such rate shall be reduced to 0.50% at any time when, in the case of commitment fees payable pursuant to
(a) Section 2.6(a) in respect of the U.S. Revolving Facility, the then Available U.S. Revolving Commitment is less than 50% of the then Total U.S. Revolving Commitments or (b) Section 2.6(c) in respect of the Canadian Facility, the then aggregate Canadian Extensions of Credit are greater than 50% of the then Canadian Commitment, and PROVIDED, FURTHER, that on or after each Adjustment Date to occur after the completion of two full fiscal quarters of NSA following the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "COMMITMENTS": the collective reference to the U.S. Commitments and the Canadian Commitments.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with NSP within the meaning of Section 4001 of ERISA or is part of a group that includes NSP and that is treated as a single employer under Section 414 of the Code.

          "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "CONSOLIDATED CURRENT ASSETS": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of NSP and its Subsidiaries at such date.

          "CONSOLIDATED CURRENT LIABILITIES": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of NSP and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of NSP and its Subsidiaries and (b) without duplication of clause
(a) above, all Indebtedness consisting of U.S. Revolving Loans, U.S. Swingline Loans or Canadian Loans to the extent otherwise included therein.

          "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) provision for income tax expense (including any franchise taxes imposed in lieu of income taxes and any income taxes that would be payable if the entity were to become a taxable entity for purposes of Federal, state or local income taxes),
(b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans and Letters of Credit) and Hedge Agreements, (c) amortization or writeoff of deferred financing fees, debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans and the Letters of Credit) and Hedge Agreements, (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (f) any extraordinary, unusual or non-recurring expenses or losses (including, (x) whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business, and (y) in the case of the fiscal quarter ending March 31, 2002 and December 31, 2002, the $2,800,000 and $9,500,000, respectively, extraordinary charges taken in such quarters), PROVIDED, that the amounts referred to in this clause (f) (other than the amount set forth in subclause (y) above, which amount is not subject to the limitations imposed by this proviso) shall not, in the aggregate, exceed (A) $1,500,000 for any fiscal year of NSP in the case of extraordinary, unusual or non-recurring cash expenses or losses (including cash losses on sales of assets outside of the ordinary course of business but excluding those described in clause (B) immediately following) or (B) $1,000,000 for any fiscal year of NSP in the case of extraordinary, unusual or non-recurring restructuring charges arising out of Permitted Acquisitions and (g) any other non-cash charges, and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each a "REFERENCE PERIOD") pursuant to any determination of the Consolidated Total Leverage Ratio or the Consolidated Senior Leverage Ratio, (i) if at any time during such Reference Period NSP or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period NSP or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving PRO FORMA effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, MATERIAL ACQUISITION means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by NSP and its Subsidiaries in excess of $1,000,000; and MATERIAL DISPOSITION means any Disposition of property or series of related Dispositions of property that yields gross proceeds to NSP or any of its Subsidiaries in excess of $1,000,000.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

          "CONSOLIDATED FIXED CHARGES": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled payments made during such period on account of principal of Indebtedness of Holdco or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans), (c) payments made by Holdco and its Subsidiaries during such period on account of income taxes (including any franchise taxes imposed in lieu of income taxes) and (d) the aggregate amount of Restricted Payments made during such period as permitted by Sections 7.6(b), (c) and (f).

          "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "CONSOLIDATED INTEREST EXPENSE": for any period, the excess, if any, of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of Holdco and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdco and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) over (b) total cash interest income of Holdco and its Subsidiaries for such period.

          "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of NSP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of NSP or is merged into or consolidated with NSP or any of its Subsidiaries, (b) the income (or loss) of any Person (other than a Subsidiary of NSP) in which NSP or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by NSP or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of NSP to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "CONSOLIDATED SENIOR DEBT": all Consolidated Total Debt other than the Senior Subordinated Notes and any other Indebtedness of NSP or the Canadian Borrower that, by its terms or the terms of any applicable subordination agreement, is subordinated to the prior payment in full of the Obligations.

          "CONSOLIDATED SENIOR LEVERAGE RATIO": as at the last day of any period, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

          "CONSOLIDATED TOTAL DEBT": at any date, the excess, if any, of (a) the aggregate principal amount of all Funded Debt of NSP and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP over (b) the aggregate amount (but in no event more than $10,000,000) of cash and Cash Equivalents held by NSP and its Subsidiaries in the United States on such date.

          "CONSOLIDATED TOTAL LEVERAGE RATIO": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "CONSOLIDATED WORKING CAPITAL": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms DISPOSE and DISPOSED OF shall have correlative meanings.

          "DOCUMENTATION AGENT": as defined in the preamble hereto.

          "DOLLARS" and "$": dollars in lawful currency of the United States.

          "DOMESTIC SUBSIDIARY": any Subsidiary of NSP organized under the laws of any jurisdiction within the United States.

          "DRAFT": a blank non-interest bearing bill of exchange, within the meaning of the Bills of Exchange Act (Canada), or a blank depository bill within the meaning of the Depository Bills and Notes Act (Canada), as applicable, drawn by any of the Canadian Borrower and addressed to the Canadian Lender, denominated in and bearing such distinguishing letters and numbers as the Canadian Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by the Canadian Lender.

          "ECF PERCENTAGE": for any fiscal year of NSP, (a) 25%, if the Consolidated Total Leverage Ratio as at the last day of such fiscal year is less than 3.0 to 1.0, (b) 50%, if the

Consolidated Total Leverage Ratio as at the last day of such fiscal year is less than 3.5 to 1.0 and equal to or greater than 3.0 to 1.0 or (c) 75%, otherwise.

          "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or protection of human health as it relates to environmental hazards, as now or may at any time hereafter be in effect.

          "EQUIVALENT": on any date, the amount of Canadian Dollars into which a specified amount of Dollars may be converted or, as the case may be, the amount of Dollars into which a specified amount of Canadian Dollars may be converted, in each case at the applicable Bank of Canada noon rate on such date as published on the Reuters Screen page BOFC.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as Eurocurrency Liabilities in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the EURODOLLAR BASE RATE shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "EURODOLLAR LOANS": U.S. Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                               Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "EXCESS CASH FLOW": for any fiscal year of NSP, the excess, if any, of
(a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the provision for income tax expense (including any franchise taxes imposed in lieu of income taxes and any income taxes that would be payable if the entity were to become a taxable entity for purposes of federal, state or local income taxes) deducted in arriving at such Consolidated Net Income, (iii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iv) decreases in Consolidated Working Capital for such fiscal year and (v) the aggregate net amount of non-cash loss on the Disposition of property by NSP and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income OVER (b) the sum, without duplication, of (i) the amount of all non-cash items included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by NSP and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such Expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount actually paid by NSP and its Subsidiaries during such fiscal year on account of Investments permitted by Section 7.8(h),
(j) or (n) (excluding the principal amount of Indebtedness incurred to finance such Investments), (iv) the aggregate amount of all prepayments of U.S. Revolving Loans, U.S. Swingline Loans and Canadian Loans during such fiscal year to the extent accompanying permanent optional reductions of the U.S. Revolving Commitments or Canadian Commitment, as the case may be, and all optional prepayments of the Term Loans during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of NSP and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) increases in Consolidated Working Capital for such fiscal year, (vii) the aggregate net amount of non-cash gain on the Disposition of property by NSP and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) any cash payments made during such fiscal year in respect of non-cash charges described in clause (a)(iii) or (v) above that were deducted in determining Consolidated Net Income for a prior fiscal year,
(ix) the aggregate amount of Restricted Payments made during such fiscal year as permitted by Section 7.6(b), (c) or (g), (x) amounts paid in cash during such fiscal year by NSP and its Subsidiaries in respect of taxes based upon income (including any franchise taxes imposed in lieu of income taxes), (xi) cash earnout and royalty payments made during such fiscal year to former owners of acquired businesses that were not deducted as expenses in determining such Consolidated Net Income, (xii) Permitted Tax Distributions made during such fiscal year and (xiii) dividends paid by NSP during such fiscal year as permitted by Section 7.6(f)(i).

          "EXCLUDED FOREIGN SUBSIDIARY": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of NSP, result in adverse tax consequences to NSP.

          "EXISTING CREDIT AGREEMENT": as defined in the recitals hereto.

          "EXISTING LENDERS": as defined in the recitals hereto.

          "FACILITY": each of (a) the Term Commitments and the Term Loans made thereunder (the "TERM FACILITY"), (b) the U.S. Revolving Commitments and the extensions of credit made thereunder (the "U.S. REVOLVING FACILITY") and (c) the Canadian Commitment and the Canadian Extensions of Credit made thereunder (the "CANADIAN FACILITY").

          "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FOREIGN SUBSIDIARY": any Subsidiary of NSP that is not a Domestic Subsidiary.

          "FUNDED DEBT": as to any Person, all Indebtedness of such Person other than that described in clause (f) of the definition of the term "Indebtedness" in respect of letters of credit.

          "FUNDING OFFICE": the office of the Administrative Agent or the Canadian Lender, as specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent or the Canadian Lender, as the case may be, as its funding office by written notice to NSP and the U.S. Lenders or the Canadian Borrower, as the case may be.

          "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then NSP and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating NSP's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by NSP, the Administrative Agent and the U.S. Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. Accounting Changes refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

          "GENERAL SECURITY AGREEMENT": the General Security Agreement, dated as of March 20, 2003, as amended, supplemented or otherwise modified from time to time.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the National Association of Insurance Commissioners).

          "GROUP BANKING AGREEMENT": the Group Banking Agreement entered into among the Canadian Lender and the Canadian Borrower in substantially the form attached hereto as Exhibit K, as terminated by the Termination of Group Banking Agreement in substantially the form attached hereto as Exhibit N.

          "GROUP PROPERTIES": as defined in Section 4.17(a).

          "GUARANTEE AND COLLATERAL AGREEMENT": the Second Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by Holdco, NSP and each U.S. Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection or customary contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by NSP in good faith.

          "GUARANTORS": the collective reference to Holdco and the U.S. Subsidiary Guarantors.

          "HEDGE AGREEMENTS": all interest rate or currency swaps, caps or collar agreements or similar arrangements or foreign exchange contracts providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "HOLDCO": NSP Holdings L.L.C., a Delaware limited liability company.

          "HOLDCO L.L.C. AGREEMENT": the Limited Liability Company Operating Agreement of Holdco, dated as of the Original Closing Date, as amended, supplemented or otherwise modified to and including the date hereof.

          "HYPOTHEC ON MOVABLES": the Hypothec on Movables executed by the Canadian Borrower and its Subsidiaries, dated as of April 19, 2000, as amended, supplemented or otherwise modified from time to time.

          "IMMOVABLE HYPOTHEC": the Immovable Hypothec executed by the Canadian Borrower, dated as of March 20, 2003, as amended, supplemented or otherwise modified from time to time.

          "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current accounts or trade payables and accrued expenses incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) the face amount of all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above,
(h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (i) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The amount of any Indebtedness at any date under (x) clause
(h) shall be equal to the lesser of (A) the then stated amount of the relevant obligations and (B) the then fair market value of the property subject to the relevant Lien and (y) clause (i) shall be the net amount, including any net termination payments, that would be required to be paid to a counterparty on such date if a termination of the applicable Hedge Agreement were to occur on such date, rather than the notional amount thereof.

          "INDEBTEDNESS FOR BORROWED MONEY": of any Person at any date, without duplication, all Indebtedness of such Person of a type described in clauses (a) and (c) of the definition of the term "Indebtedness".

          "INDIVIDUAL INVESTORS": the individuals listed on Schedule 1.1C.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT": pertaining to a condition of Insolvency.

          "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, patent applications, trademarks, trademark licenses, trademark applications, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "INTEREST PAYMENT DATE": (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period, (d) as to any C$ Prime Loans, the last day of each calendar month, (e) as to any Loan (other than any U.S. Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (f) as to any Swingline Loan, the day that such Loan is required to be repaid.

          "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by NSP in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six months or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by NSP by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

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                                                                              17

          (ii) NSP may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans, as the case may be;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) NSP shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan in connection with any scheduled payment of principal with respect thereto.

          "INVENSYS": Invensys PLC (formerly Siebe PLC), a public limited company organized and existing under the laws of England and Wales, Siebe International Limited, a private limited company organized and existing under the laws of England and Wales, Deutsche Siebe GMBH, a private company organized under the laws of Germany and Siebe Inc., a Delaware corporation, collectively.

          "INVESTMENTS": as defined in Section 7.8.

          "L.L.C. AGREEMENT": the Second Amended and Restated Limited Liability Company Agreement of NSP, dated October 2, 1998.

          "LEASE EXPENSE": for any period, the aggregate amount of fixed and contingent rentals payable by NSP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to operating leases of real and personal property.

          "LENDERS": the collective reference to the U.S. Lenders and the Canadian Lender.

          "LETTERS OF CREDIT: the collective reference to U.S. Letters of Credit and Canadian Letters of Credit.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), prior claim, charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "LOAN": any loan or advance made by any Lender pursuant to this Agreement which includes any advance made by way of acceptance of a Draft.

          "LOAN DOCUMENTS": this Agreement, the Security Documents and any Notes and the Canadian Loan Documents.

          "LOAN PARTIES": Holdco, the U.S. Borrowers, the Canadian Borrower and each Subsidiary of NSP that is party to a Loan Document.

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                                                                              18

          "MANAGEMENT NOTES": the promissory notes of certain current officers of NSP issued to Holdco for the sole purpose of purchasing equity of Holdco and not to exceed the aggregate principal amount of $1,900,000 at any one time outstanding.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of NSP and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies, taken as a whole, of the Administrative Agent, the Syndication Agent or the Lenders hereunder or thereunder.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MORNING PRIDE": as defined in the preamble hereto.

          "MORTGAGED PROPERTIES": the real properties listed on Schedule 1.1B,
(i) as to which the Administrative Agent for the benefit of the U.S. Lenders has been granted a Lien pursuant to the Mortgages and (ii) as to which the Canadian Lender has been granted a Lien pursuant to the Mortgages.

          "MORTGAGES": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the U.S. Lenders or in favor of the Canadian Lender, (a) in the case of properties in the United States, substantially in the form of Exhibit D-1 or D-2, as the case may be, or (b) in the case of properties located in Canada, in form and substance reasonably satisfactory to the Canadian Lender (in either case with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of amounts deposited in escrow in connection therewith or reasonably expected to be paid as a result of any purchase price adjustment, indemnities or reserves related thereto (provided that such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be so used) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "NFI": Norcross Footwear Inc., a Delaware corporation.

          "NFI NOTE": the 10.58% Senior Note due 2005 of NSP, issued April 24, 1998 to Norcross Footwear Inc. in the principal amount of $750,000.

          "NON-EXCLUDED TAXES": as defined in Section 2.17(a).

          "NON-U.S. LENDER": as defined in Section 2.17(d).

          "NORTH SAFETY": as defined in the preamble hereto.

          "NORTH SAFETY CANADA": as defined in the preamble hereto.

          "NOTE AGREEMENT": the Note Agreement, dated as of February 17, 2000, among NSP, North Safety and Morning Pride and certain purchasers named therein together with all instruments and other agreements entered into in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

          "NOTES": the collective reference to any promissory note evidencing Loans.

          "NSP": as defined in the preamble hereto.

          "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Borrower to any Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all out of pocket fees, charges and reasonable disbursements of counsel to the Syndication Agent, the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

          "ORIGINAL CLOSING DATE": October 2, 1998.

          "ORIGINAL CREDIT AGREEMENT": the original predecessor to this Agreement, namely the Credit Agreement, dated as of October 2, 1998, which was amended and restated pursuant to the Existing Credit Agreement.

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                                                                              20

          "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "OVERDRAFT AGREEMENT": the Agreement Regarding Overdraft Privileges to be entered into among the Canadian Lender and the Canadian Borrower in substantially the form attached hereto as Exhibit L, as amended, supplemented or otherwise modified from time to time.

          "PARTICIPANT": as defined in Section 10.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "PERMITTED ACQUISITION": any acquisition made by NSP or any of its Subsidiaries of all or substantially all of the assets of, or all the Capital Stock of, or a division or business operated by, another Person engaged in a business meeting the requirements of Section 7.15, PROVIDED that (a) at the time of such acquisition and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (b) such acquisition shall be consummated in all material respects in accordance with all applicable laws and regulations, (c) the applicable Borrower, prior to any such acquisition, shall have delivered to the Administrative Agent satisfactory evidence that the Person, business or division to be acquired in such acquisition had positive EBITDA (calculated in a manner consistent with the calculation of "Consolidated EBITDA") for the period consisting of four consecutive fiscal quarters most recently completed, (d) after giving effect to such acquisition on a pro forma basis (determined without giving effect to any projected cost savings, other than those approved by the Administrative Agent and the Syndication Agent) the covenants contained in Section 7.1 shall not have been violated, such covenants being recomputed as of the last day of the most recently completed fiscal quarter of NSP for which financial statements shall have been delivered to the Lenders pursuant to Section 4.1 or 6.1 as if such acquisition (and any related assumption of Indebtedness) had occurred on the first day of the period of four consecutive fiscal quarters then ended and (d) NSP shall have delivered to the Administrative Agent a certificate of a Responsible Officer setting forth calculations demonstrating compliance with the condition contained in clause (c) above and attaching all relevant and available financial information regarding the business or Person which is the subject of such acquisition.

          "PERMITTED HOLDERS": collectively, (i) Canadian Imperial Bank of Commerce, (ii) CIBC Merchant Fund, (iii) Argosy-Safety Products, L.P., (iv) Co-Investment Merchant Fund, L.L.C., (v) CIBC Wood Gundy Ventures, Inc., (vi) The John Hancock Mutual Life Insurance Company, (vii) any Affiliate of (including any equity fund advised by) any of the foregoing (other than any of their portfolio companies) and (viii) the Individual Investors, each of the spouses, children (adoptive or biological) or other lineal descendants of the Individual Investors, the probate estate of any such individual and any trust, so long as one or more of the foregoing individuals retains substantially all of the controlling or beneficial interest thereunder.

          "PERMITTED LIEN":  as defined in Section 7.3.

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                                                                              21

          "PERMITTED TAX DISTRIBUTIONS": Tax Distributions as defined in
Section 5.1 of the Holdco L.L.C. Agreement as in effect on the date hereof.

          "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which NSP or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an employer as defined in Section 3(5) of ERISA.

          "PRICING GRID": the pricing grid attached hereto as Annex A.

          "PRIME RATE": as defined in the definition of ABR.

          "PROJECTIONS": as defined in Section 6.2(c).

          "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of NSP or any of its Subsidiaries with a value in excess of $500,000.

          "REFERENCE LENDER": Canadian Imperial Bank of Commerce or its successors.

          "REFINANCING INDEBTEDNESS": Indebtedness that refunds, refinances or extends any Indebtedness of NSP or Holdco permitted by clauses (d) through (f) of Section 7.2 outstanding on the Closing Date or other Indebtedness permitted to be incurred by NSP or its Subsidiaries pursuant to the terms of this Agreement but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Obligations to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity of the Term Loans, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Term Loans has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Term Loans, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting payment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that NSP may incur Refinancing Indebtedness to refund, refinance or extended indebtedness of any Wholly Owned Subsidiary of NSP.

          "REFUNDED U.S. SWINGLINE LOANS": as defined in Section 2.5(d).

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                                                                              22

          "REGISTER": as defined in Section 10.6(d).

          "REGULATION U": Regulation U of the Board as in effect from time to time.

          "REIMBURSEMENT OBLIGATIONS": the collective reference to the U.S. Reimbursement Obligations and the Canadian Reimbursement Obligations.

          "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by NSP or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

          "REINVESTMENT EVENT": any Asset Sale or Recovery Event in respect of which NSP has delivered a Reinvestment Notice.

          "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that NSP (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in NSP's or any of its Subsidiaries' business.

          "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets (directly or through the purchase of the Capital Stock of a Person) useful in NSP's or any of its Subsidiaries' business.

          "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which NSP shall have determined not to, or shall have otherwise ceased to, acquire assets useful in NSP's or any of its Subsidiaries' business with all or any portion of the relevant Reinvestment Deferred Amount.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

          "REQUIRED LENDERS": the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, (ii) the U.S. Revolving Commitments or, if the U.S. Revolving Commitments have been terminated, the U.S. Revolving Extensions of Credit and (iii) the Dollar Equivalent of the Canadian Commitment or, if the Canadian Commitment has been terminated, the Dollar Equivalent of the Canadian Extensions of Credit.

          "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "REQUISITE LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, the Total U.S. Revolving Extensions of Credit, or the Dollar Equivalent of the Canadian Extensions of Credit as the case may be, outstanding under such Facility (or, in the case of the U.S. Revolving Facility and the Canadian Facility, prior to any termination of the U.S. Revolving Commitments or the Canadian Commitment, the holders of more than 50% of the Total U.S. Revolving Commitments or the Dollar Equivalent of the Canadian Commitment, respectively).

          "REQUISITE U.S. REVOLVING FACILITY LENDERS": the Requisite Lenders in respect of the U.S. Revolving Facility.

          "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of NSP, but in any event, with respect to financial matters, the chief financial officer of NSP.

          "RESTRICTED PAYMENTS":  as defined in Section 7.6.

          "REVOLVING TERMINATION DATE": March 20, 2008.

          "SCHEDULED DEBT": all Indebtedness of Holdco and its Subsidiaries listed on Schedule 7.2(e).

          "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

          "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Canadian Security Documents and all other security documents hereafter delivered to and accepted by the Administrative Agent or the Canadian Lender, as the case may be, granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "SENIOR SUBORDINATED NOTES": the 13.0% Senior Subordinated Notes in the aggregate principal amount of $95,000,000 due August 2005 of NSP, North Safety and Morning Pride issued pursuant to the Note Agreement, including any refinancing, refunding or replacement thereof (including pursuant to Section 2.9(c), as amended, supplemented or otherwise modified in accordance with
Section 7.9).

          "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

          "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value (as

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                                                                              24

such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) debt means liability on a claim, (ii) claim means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and
(iii) NSP may assume, so long as no Default or Event of Default shall have occurred and be continuing at the time such assumption is made, that all or a portion of the then outstanding Term Loans or other Indebtedness of NSP hereunder will be refinanced at the maturity thereof.

          "SPECIFIED CHANGE OF CONTROL": a Change of Control as defined in the Note Agreement.

          "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a Subsidiary or to Subsidiaries in this Agreement shall refer to a Subsidiary or Subsidiaries of NSP.

          "SYNDICATION AGENT": as defined in the preamble hereto.

          "TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the U.S. Borrowers hereunder on the Closing Date in a principal amount not to exceed the amount set forth under the heading Term Commitment opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $130,000,000.

          "TERM LENDER": each Lender that is the holder of a Term Loan.

          "TERM LOAN": as defined in Section 2.1(a).

          "TERM PERCENTAGE": as to any Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding provided, that solely for purposes of calculating the amount of each installment of Term Loans (other than the last installment) payable to a Term Lender pursuant to Section 2.2, such Term Lender's Term Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Lender's Term Loans which shall have been declined by such Term Lender (or, in the case of any Term Lender which shall have acquired its Term Loans by assignment from another Person, by such other Person).

          "TOTAL U.S. REVOLVING COMMITMENTS": at any time, the aggregate amount of the U.S. Revolving Commitments then in effect.

          "TOTAL U.S. REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the U.S. Revolving Extensions of Credit of the U.S. Revolving Lenders outstanding at such time.

          "TRANSFEREE": any Assignee or Participant.

          "TYPE": as to any Loan, its nature as an ABR Loan, a Eurodollar Loan or a C$ Prime Loan.

          "U.S. BORROWERS": as defined in the preamble hereto.

          "U.S. COMMITMENT": as to any U.S. Lender, the sum of the Term Commitment and the U.S. Revolving Commitment of such Lender.

          "U.S. ISSUING LENDER": any U.S. Revolving Lender designated as the U.S. Issuing Lender in a written notice from the Administrative Agent and NSP to the U.S. Lenders.

          "U.S. L/C COMMITMENT": $5,000,000.

          "U.S. L/C FEE PAYMENT DATE": the last day of each March, June, September and December and the last day of the U.S. Revolving Commitment Period.

          "U.S. L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding U.S. Letters of Credit and (b) the aggregate amount of drawings under U.S. Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "U.S. L/C PARTICIPANTS": the collective reference to all the U.S. Revolving Lenders other than the U.S. Issuing Lender.

          "U.S. LENDERS": as defined in the preamble hereto.

          "U.S. LETTERS OF CREDIT": as defined in Section 3.1(a).

          "U.S. LOANS": the collective reference to the Term Loans, the U.S. Revolving Loans and the U.S. Swingline Loans.

          "U.S. REIMBURSEMENT OBLIGATION": the obligation of the U.S. Borrowers to reimburse the relevant U.S. Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "U.S. REQUIRED LENDERS": at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total U.S. Revolving Commitments then in effect or, if the U.S. Revolving Commitments have been terminated, the Total U.S. Revolving Extensions of Credit then outstanding.

          "U.S. REQUIRED PREPAYMENT LENDERS": the Requisite Lenders in respect of each of the Term Facility and the U.S. Revolving Facility.

          "U.S. REVOLVING COMMITMENT": as to any U.S. Lender, the obligation of such Lender, if any, to make U.S. Revolving Loans and participate in U.S. Swingline Loans and U.S. Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "U.S. Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total U.S. Revolving Commitments is $30,000,000.

          "U.S. REVOLVING COMMITMENT PERIOD": the period from and including the Original Closing Date to the Revolving Termination Date.

          "U.S. REVOLVING EXTENSIONS OF CREDIT": as to any U.S. Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all U.S. Revolving Loans held by such Lender then outstanding, (b) such Lender's U.S. Revolving Percentage of the U.S. L/C Obligations then outstanding and (c) such Lender's U.S. Revolving Percentage of the aggregate principal amount of U.S. Swingline Loans then outstanding.

          "U.S. REVOLVING LENDER": at any time, each U.S. Lender that then has a U.S. Revolving Commitment or that then holds U.S. Revolving Loans.

          "U.S. REVOLVING LOANS": as defined in Section 2.3(a).

          "U.S. REVOLVING PERCENTAGE": as to any U.S. Revolving Lender at any time, the percentage which such Lender's U.S. Revolving Commitment then constitutes of the Total U.S. Revolving Commitments (or, at any time after the U.S. Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's U.S. Revolving Loans then outstanding constitutes of the aggregate principal amount of the U.S. Revolving Loans then outstanding).

          "U.S. SUBSIDIARY GUARANTOR": each Subsidiary of NSP other than any Excluded Foreign Subsidiary.

          "U.S. SWINGLINE COMMITMENT": the obligation of the U.S. Swingline Lender to make U.S. Swingline Loans pursuant to Section 2.5 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

          "U.S. SWINGLINE LENDER": Fleet National Bank, in its capacity as the lender of U.S. Swingline Loans.

          "U.S. SWINGLINE LOANS": as defined in Section 2.5(a).

          "U.S. SWINGLINE PARTICIPATION AMOUNT": as defined in Section 2.5(e).

          "U.S. WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other U.S. Wholly Owned Subsidiaries.

          "U.S. WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a U.S. Wholly Owned Subsidiary of NSP.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "UNITED STATES": the United States of America.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to NSP and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 TERM COMMITMENTS; PROCEDURE FOR TERM LOAN BORROWING. (a) Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a "TERM LOAN") to the U.S. Borrowers on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Term Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by NSP and notified to the Administrative Agent in accordance with Sections 2.1(b) and 2.10.

          (b) NSP shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 P.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans, and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Term Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is the earlier of (x) 10 days after the Closing Date and
(y) the date the Administrative Agent and the Syndication Agent notify NSP that the syndication of the Loans has closed, PROVIDED that, during the 10-day period described in the foregoing clause (x), NSP may (anything in the definition of the term "Interest Period" to the contrary notwithstanding) select Interest Periods that end on or before the last day of such 10-day period so long as Interest Periods of the selected length are available to all Term Lenders. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender, PROVIDED, HOWEVER, that, in the case of any Term Lender which is an Existing Lender, such Term Lender shall only be required so to make available to the Administrative Agent an amount equal to the excess, if any, of its Term Commitment over its Term Loan outstanding under the Existing Credit Agreement and it shall be entitled to credit such existing Term Loan against its obligation to make its Term Loan under its Term Loan Commitment. The Administrative Agent shall transfer to the account of the Borrowers specified by NSP the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

          2.2 REPAYMENT OF TERM LOANS. The principal amount of the Term Loan of each Term Lender shall mature in twenty-four consecutive quarterly installments, commencing on June 30, 2003, each of which shall be in an amount equal to such Term Lender's Term Percentage multiplied by the amount set forth below opposite such installment:

                Quarterly Installment                        Principal Amount
                        1 - 23                               $        325,000
                          24                                 $    122,525,000

          2.3 REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each U.S. Revolving Lender severally agrees to make revolving credit loans ("U.S. REVOLVING LOANS") to NSP from time to time during the U.S. Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such U.S. Lender's U.S. Revolving Percentage of the sum of (i) the U.S. L/C Obligations then outstanding and (ii) the aggregate principal amount of the U.S. Swingline Loans then outstanding, does not exceed the amount of such U.S. Lender's Revolving Commitment. During the U.S. Revolving Commitment Period the U.S. Borrowers may use the U.S. Revolving Commitments by borrowing, prepaying the U.S. Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The U.S. Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by NSP and notified to the Administrative Agent in accordance with Sections 2.4 and 2.10.

          (b) The U.S. Borrowers shall repay all outstanding U.S. Revolving Loans on the Revolving Termination Date.

          (c) Subject to the terms and conditions hereof and in the Canadian Loan Documents, the Canadian Lender agrees to make revolving credit loans to, and to accept Drafts from, the Canadian Borrower (such loans and acceptances of Drafts, the "CANADIAN LOANS") from time to time during the Canadian Commitment Period in an aggregate principal amount at any one time outstanding which, when added to the Canadian L/C Obligations then outstanding does not exceed the Canadian Commitment then in effect.

          (d) The Canadian Loans shall be denominated in C$ and may from time to time be (i) C$Prime Loans, (ii) Bankers' Acceptances or (iii) a combination thereof, as determined by any one Canadian Borrower and notified to the Canadian Lender in accordance with the Canadian Loan Documents.

          (e) C$ Prime Loans may be borrowed, repaid without premium or penalty and reborrowed from time to time by the Canadian Borrower during the Canadian Commitment Period in accordance with the provisions hereof and of the Canadian Loan Documents.

          (f) The Canadian Borrower shall repay all outstanding Canadian Loans on the Revolving Termination Date.

          2.4 PROCEDURE FOR REVOLVING LOAN BORROWING. (a) The U.S. Borrowers may borrow under the U.S. Revolving Commitments during the U.S. Revolving Commitment Period on any Business Day, PROVIDED that NSP shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of U.S. Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) the account to which the proceeds of such Loans should be transferred and (iv) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any U.S. Revolving Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no U.S. Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is the earlier of (x) 10 days after the Closing Date and (y) the date the Administrative Agent and Syndication Agent notify NSP that the syndication of the Loans has closed, PROVIDED that, during the 10-day period described in the foregoing clause (x), NSP may (anything in the definition of the term "Interest Period" to the contrary notwithstanding) select Interest Periods that end on or before the last day of such 10-day period so long as Interest Periods of the selected length are available to all U.S. Revolving Lenders. Each borrowing under the U.S. Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available U.S. Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; PROVIDED, that the U.S. Swingline Lender may request, on behalf of NSP, borrowings under the U.S. Revolving Commitments that are ABR Loans in other amounts pursuant to Section
2.5. Upon receipt of any such notice from NSP, the Administrative Agent shall promptly notify each U.S. Revolving Lender thereof. Each U.S. Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrowers at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by NSP in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the U.S. Borrowers by the Administrative Agent transferring to the account of the Borrowers specified by NSP the aggregate of the amounts made available to the Administrative Agent by the U.S. Revolving Lenders and in like funds as received by the Administrative Agent.

          (b) The Canadian Lender shall open and maintain on its books at its Montreal main branch, accounts and records evidencing the Canadian Loans made available to the Canadian Borrower by the Canadian Lender under this Agreement. The Canadian Lender shall record therein the amount of such Canadian Loans, each payment of principal and interest made thereon, the Bankers' Acceptances accepted, paid and cancelled by the Canadian Borrower hereunder, the Canadian Letters of Credit outstanding, paid or expired and all other amounts becoming due to the Canadian Lender under this Agreement, including Acceptance Fees, commitment fees, administration fees and letters of credit fees, and all payments on account thereof. Such accounts and records maintained by the Canadian Lender will constitute, in the absence of manifest error, PRIMA FACIE evidence of the indebtedness of the Canadian Borrower to the Canadian Lender pursuant to this Agreement, the date the Canadian Lender made each Canadian Extension of Credit available to the Canadian Borrower or any of them hereunder and the amounts the Canadian Borrower have paid from time to time on account thereof.

          2.5 U.S. SWINGLINE COMMITMENT; PROCEDURE FOR U.S. SWINGLINE BORROWING; REFUNDING OF U.S. SWINGLINE LOANS. (a) Subject to the terms and conditions hereof, the U.S. Swingline Lender agrees to make a portion of the credit otherwise available to NSP under the U.S. Revolving Commitments from time to time during the U.S. Revolving Commitment Period by making swing line loans ("U.S. SWINGLINE LOANS") to NSP; provided that (i) the aggregate principal amount of U.S. Swingline Loans outstanding at any time shall not exceed the U.S. Swingline Commitment then in effect (notwithstanding that the U.S. Swingline Loans outstanding at any time, when aggregated with the U.S. Swingline Lender's outstanding U.S. Revolving Loans, may exceed the U.S. Swingline Commitment then in effect) and (ii) NSP shall not request, and the U.S. Swingline Lender shall not make, any U.S. Swingline Loan if, after giving effect to the making of such U.S. Swingline Loan, the aggregate amount of the Available U.S. Revolving Commitments would be less than zero. During the U.S. Revolving Commitment Period, NSP may use the U.S. Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. U.S. Swingline Loans shall be ABR Loans only.

          (b) NSP shall repay to the U.S. Swingline Lender the then unpaid principal amount of each U.S. Swingline Loan on the earlier of the Revolving Termination Date and the first date after such U.S. Swingline Loan is made that is the 15th or last Business Day of a calendar month and is at least two Business Days after such U.S. Swingline Loan is made;

PROVIDED that on each date that a U.S. Revolving Loan is borrowed, NSP shall repay all U.S. Swingline Loans then outstanding.

          (c) Whenever NSP desires that the U.S. Swingline Lender make a U.S. Swingline Loan it shall give the U.S. Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the U.S. Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the U.S. Revolving Commitment Period). Each borrowing under the U.S. Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of U.S. Swingline Loans, the U.S. Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the U.S. Swingline Loan to be made by the U.S. Swingline Lender. The Administrative Agent shall make the proceeds of such U.S. Swingline Loan available to NSP on such Borrowing Date by depositing such proceeds in the account of NSP with the Administrative Agent on such Borrowing Date in immediately available funds.

          (d) The U.S. Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of NSP (which hereby irrevocably directs the U.S. Swingline Lender to act on its behalf), on one Business Day's notice given by the U.S. Swingline Lender no later than 12:00 Noon, New York City time, request each U.S. Revolving Lender to make, and each U.S. Revolving Lender hereby agrees to make, a U.S. Revolving Loan, in an amount equal to such U.S. Revolving Lender's U.S. Revolving Percentage of the aggregate amount of the U.S. Swingline Loans (the "REFUNDED U.S. SWINGLINE LOANS") outstanding on the date of such notice, to repay the U.S. Swingline Lender. Each U.S. Revolving Lender shall make the amount of such U.S. Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 11:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such U.S. Revolving Loans shall be immediately made available by the Administrative Agent to the U.S. Swingline Lender for application by the U.S. Swingline Lender to the repayment of the Refunded U.S. Swingline Loans. NSP irrevocably authorizes the U.S. Swingline Lender to charge NSP's accounts with the Administrative Agent (up to the amount available in each such account) to pay immediately the amount of such Refunded U.S. Swingline Loans to the extent amounts received from the U.S. Revolving Lenders are not sufficient to repay in full such Refunded U.S. Swingline Loans.

          (e) If prior to the time a U.S. Revolving Loan would have otherwise been made pursuant to Section 2.5(d), one of the events described in Section 8(f) shall have occurred and be continuing with respect to NSP or if for any other reason, as determined by the U.S. Swingline Lender in its sole discretion, U.S. Revolving Loans may not be made as contemplated by Section 2.5(d), each U.S. Revolving Lender shall, on the date such U.S. Revolving Loan was to have been made pursuant to the notice referred to in Section 2.5(d), purchase for cash an undivided participating interest in the then outstanding U.S. Swingline Loans by paying to the U.S. Swingline Lender an amount (the "U.S. SWINGLINE PARTICIPATION AMOUNT") equal to (i) such U.S. Revolving Lender's U.S. Revolving Percentage TIMES (ii) the sum of the aggregate principal amount of U.S. Swingline Loans then outstanding that were to have been repaid with such U.S. Revolving Loans.

          (f) Whenever, at any time after the U.S. Swingline Lender has received from any U.S. Revolving Lender such Lender's U.S. Swingline Participation Amount, the U.S. Swingline Lender receives any payment on account of the U.S. Swingline Loans, the U.S. Swingline Lender will distribute to such U.S. Revolving Lender its U.S. Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S. Revolving Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such U.S. Revolving Lender's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all U.S. Swingline Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the U.S. Swingline Lender is required to be returned, such U.S. Revolving Lender will return to the U.S. Swingline Lender any portion thereof previously distributed to it by the U.S. Swingline Lender.

          (g) Each U.S. Revolving Lender's obligation to make the U.S. Revolving Loans referred to in Section 2.5(d) and to purchase participating interests pursuant to Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such U.S. Revolving Lender or NSP may have against the U.S. Swingline Lender, NSP or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 5, (iii) any adverse change in the condition (financial or otherwise) of NSP, (iv) any breach of this Agreement or any other Loan Document by NSP, any other Loan Party or any other U.S. Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.6 COMMITMENT FEES, ETC. (a) The U.S. Borrowers agree to pay to the Administrative Agent for the account of each U.S. Revolving Lender a commitment fee for the period from and including the Original Closing Date to the last day of the U.S. Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available U.S. Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The U.S. Borrowers agree to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by NSP and the Administrative Agent.

          (c) The Canadian Borrower agrees to pay to the Canadian Lender a commitment fee for the period from and including the Closing Date to the last day of the Canadian Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the unused portion of the Canadian Commitment during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date.

          2.7 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. (a) NSP shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the U.S. Revolving Commitments or, from time to time, to reduce the amount of the U.S. Revolving Commitments; PROVIDED that no such termination or reduction of U.S. Revolving

Commitments shall be permitted if, after giving effect thereto and to any prepayments of the U.S. Revolving Loans and U.S. Swingline Loans made on the effective date thereof, the Total U.S. Revolving Extensions of Credit would exceed the Total U.S. Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the U.S. Revolving Commitments then in effect. Upon receipt of any such notice from NSP, the Administrative Agent shall promptly notify each U.S. Revolving Lender thereof.

          (b) The Canadian Borrower shall have the right, upon not less than three Business Days' notice to the Canadian Lender, to terminate the Canadian Commitment or, from time to time, to reduce the amount of the Canadian Commitment without premium or penalty; PROVIDED that no such termination or reduction of Canadian Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Canadian Loans made on the effective date thereof, the Canadian Extensions of Credit would exceed the Canadian Commitment at that time. Any such reduction shall be in an amount equal to C$1,000,000, or a whole multiple thereof (unless the entire balance of the Canadian Commitment is then terminated), and shall reduce permanently the Canadian Commitment then in effect.

          2.8 OPTIONAL PREPAYMENTS. Each U.S. Borrower may at any time and from time to time prepay the U.S. Loans made to it, in whole or in part, without premium or penalty, upon notice substantially in the form of Exhibit G delivered to the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto otherwise, which notice shall specify the date and amount of prepayment and the Type of Loan to be prepaid, and, if a combination thereof, the amount allocable to each; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the U.S. Borrowers shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant U.S. Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of U.S. Revolving Loans that are ABR Loans and U.S. Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and U.S. Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of U.S. Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          2.9 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) Unless, with respect to the Term Loans or the U.S. Revolving Credit Facility, the U.S. Required Prepayment Lenders or, with respect to the Canadian Facility, the Canadian Lender shall otherwise agree, if any Capital Stock or Indebtedness shall be issued or incurred by NSP or any of its Subsidiaries (excluding (x) any Capital Stock issued pursuant to the exercise of stock options held by an employee of Holdco or any of its Subsidiaries or any Indebtedness incurred in accordance with Section 7.2 as in effect on the date of this Agreement and (y) any Capital Stock issued by NSP the Net Cash Proceeds of which are used promptly after the receipt thereof to pay all or a portion of the purchase price of a Permitted Acquisition), an amount equal to (i) in the case of issuance of any Capital Stock, 50% of the Net Cash Proceeds thereof and (ii) in the case of incurrence of any Indebtedness, 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans, the reduction of the U.S.

Revolving Commitments and the reduction of the Canadian Commitment as set forth in Section 2.9(d).

          (b) Unless, with respect to the Term Loans or the U.S. Revolving Credit Facility, the U.S. Required Prepayment Lenders or, with respect to the Canadian Facility, the Canadian Lender, shall otherwise agree, if on any date NSP or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans, the reduction of the U.S. Revolving Commitments and the reduction of the Canadian Commitment as set forth in Section 2.9(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of NSP and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans, the reduction of the U.S. Revolving Commitments and the Canadian Commitment as set forth in Section 2.9(d).

          (c) Unless, with respect to the Term Loans or the U.S. Revolving Credit Facility, the U.S. Required Prepayment Lenders or, with respect to the Canadian Facility, the Canadian Lender, shall otherwise agree, if for any fiscal year of NSP, commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date (as defined below), apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans, the reduction of the U.S. Revolving Commitments and the reduction of the Canadian Commitments as set forth in Section 2.9(d). Each such prepayment and commitment reduction shall be made on a date (an "EXCESS CASH FLOW APPLICATION DATE") no later than five days after the earlier of (i) the date on which the financial statements of NSP referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (d) Unless otherwise agreed by the U.S. Required Prepayment Lenders or the Canadian Lender, as the case may be, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.9(a) or 2.9(c) shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently on a pro rata basis, the U.S. Revolving Commitments and the Canadian Commitment. Unless otherwise agreed by the U.S. Required Prepayment Lenders or the Canadian Lender, as the case may be, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.9(b) shall be applied (i) if related to any Asset Sale or Recovery Event by NSP or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries), first, to the prepayment of the Term Loans, second, to reduce permanently the U.S. Revolving Commitments and, third, to reduce permanently the Canadian Commitment and (ii) if related to any Asset Sale or Recovery Event by the Canadian Borrower or any of its Subsidiaries, to reduce permanently the Canadian Commitment. Any such reduction of the U.S. Revolving Commitments or the Canadian Commitment shall be accompanied by prepayment of the U.S. Revolving Loans and/or U.S. Swingline Loans or the Canadian Loans, as the case may be, to the extent, if any, that the Total U.S. Revolving Extensions of Credit exceed the amount of the Total U.S. Revolving Commitments as so reduced or to the extent, if any, that the Canadian Extensions of Credit

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                                                                              35

exceed the amount of the Canadian Commitment, as the case may be, PROVIDED that if the aggregate principal amount of U.S. Revolving Loans and U.S. Swingline Loans then outstanding is less than the amount of such excess (because U.S. L/C Obligations constitute a portion thereof), the U.S. Borrowers shall, to the extent of the balance of such excess, replace outstanding U.S. Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the U.S. Lenders on terms and conditions satisfactory to the Administrative Agent and PROVIDED FURTHER that if the aggregate principal amount of Canadian Loans (other than Bankers' Acceptances) then outstanding is less than the amount of such excess (because Canadian L/C Obligations and/or Bankers' Acceptances constitute a portion thereof), the Canadian Borrower shall, to the extent of the balance of such excess, replace outstanding Canadian Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Canadian Lender on terms and conditions satisfactory to the Canadian Lender. The application of any prepayment pursuant to Section 2.9 shall be made, FIRST, to ABR Loans and, SECOND, to Eurodollar Loans in such manner as to minimize break funding costs set forth in Section 2.18. Each prepayment of the Loans under Section 2.9 (except in the case of U.S. Revolving Loans that are ABR Loans, U.S. Swingline Loans or Canadian Loans that are C$ Prime Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (e) Unless on or before February 1, 2005 the Senior Subordinated Notes shall have been refinanced, or the maturity thereof extended, on terms and conditions approved in writing by the Syndication Agent and the Administrative Agent, including by extending the maturity thereof so that no part of the principal thereof shall be scheduled to mature on or before September 30, 2009, on February 1, 2005, the U.S. Revolving Commitments and the Canadian Revolving Commitments shall automatically terminate and all U.S. Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder to the Borrowers, and the face amount of all Bankers' Acceptances accepted by the Canadian Lender) shall be due and payable forthwith. Furthermore, the provisions of the last two paragraphs of Section 8 shall be applicable to all then outstanding Letters of Credit and Bankers' Acceptances as fully as if an acceleration had occurred on such date pursuant to said Section.

          2.10 CONVERSION AND CONTINUATION OPTIONS. (a) NSP may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least three Business Days' prior notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. NSP may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Requisite Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

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                                                                              36

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by NSP giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Requisite Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if NSP shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.11 LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          2.12 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day PLUS the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR PLUS the Applicable Margin.

          (c) Each C$ Prime Loan shall bear interest at a rate per annum equal to the C$ Prime Rate, with interest on any overdue amount of interest accruing daily at the same rate until fully paid.

          (d) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding U.S. Loans and U.S. Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the U.S. Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2% or (y) in the case of U.S. Reimbursement Obligations, the rate applicable to ABR Loans under the U.S. Revolving Facility PLUS 2%, and (ii) if all or a portion of any interest payable on any U.S. Loan or U.S. Reimbursement Obligation or any commitment fee or other amount payable hereunder to the U.S. Lenders shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans PLUS 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the U.S. Revolving Facility PLUS 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

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                                                                              37

          (e) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand. Interest in respect of U.S. Loans and U.S. Reimbursement Obligations (and all other amounts denominated in $) shall be payable in $, and interest in respect of Canadian Loans or Canadian Reimbursement Obligations (and all other amounts denominated in C$) shall be payable in C$.

          2.13 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate and C$ Prime Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Acceptance Fees and commitment fees and interest calculated on the basis of the CDOR Rate shall be calculated on the basis of a 365- day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify NSP and the relevant U.S. Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the C$ Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective (it being agreed that the effective date of any change in the ABR or the C$ Prime Rate shall be the date of announcement of such change). The Administrative Agent or the Canadian Lender shall as soon as practicable notify NSP and the relevant U.S. Lenders or the relevant Canadian Borrower, as the case may be, of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent or the Canadian Lender pursuant to any provision of this Agreement shall be conclusive and binding on the relevant Borrowers and the relevant Lenders in the absence of manifest error. The Administrative Agent shall, at the request of NSP, deliver to NSP a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

          (c) For the purposes of the Interest Act (Canada), in any case in which an interest rate is stated in this Agreement to be calculated on the basis of a year of 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 365.

          2.14 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the U.S. Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate in accordance with the terms hereof for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Requisite Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be

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                                                                              38

     determined for such Interest Period will not adequately and fairly reflect the cost to such U.S. Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to NSP and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the first day of the next succeeding Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent shall be obligated to do when the circumstances giving rise to such notice no longer exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall NSP have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.15 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the U.S. Borrowers from the U.S. Lenders hereunder, each payment by the U.S. Borrowers on account of any commitment fee and any reduction of the Commitments of the U.S. Lenders shall be made pro rata according to the respective Term Percentages or U.S. Revolving Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by the U.S. Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Section 2.9(e)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the U.S. Borrowers on account of principal of and interest on the U.S. Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the U.S. Revolving Loans then held by the U.S. Revolving Lenders.

          (d) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time (in the case of U.S. Loans or obligations) or Montreal time (in the case of Canadian Loans or obligations), on the due date thereof to the Administrative Agent, for the account of the U.S. Lenders, or, as the case may be, the Canadian Lender at the applicable Funding Office, in Dollars or Canadian Dollars, as the case may be, and in immediately available funds. The Administrative Agent shall distribute such payments received by it to the U.S. Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding

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                                                                              39

Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any U.S. Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to NSP a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any U.S. Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If and to the extent that such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon (and no other interest) at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the U.S. Borrowers.

          (f) Unless the Administrative Agent shall have been notified in writing by NSP prior to the date of any payment being made hereunder that the U.S. Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the U.S. Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the U. S. Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the U.S. Borrowers within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each U.S. Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon (net of any interest or other reimbursement received from such Lender) at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any U.S. Lender against the U.S. Borrowers.

          2.16 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it or any Bankers' Acceptance purchased or accepted by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered

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                                                                              40

     by Section 2.17 and changes in the rate of tax on the overall net income or capital of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder or the Applicable BA Discount Rate hereunder; or

          (iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or purchasing or accepting Bankers' Acceptances, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the U.S. Borrowers or the Canadian Borrower, as the case may be, shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify NSP (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; PROVIDED that the Borrowers shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies NSP of such Lender's intention to claim compensation therefor and PROVIDED, FURTHER, that if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit or Bankers' Acceptance to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to NSP (with a copy to the Administrative Agent) of a written request therefor, the relevant Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; PROVIDED that such Borrowers shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies NSP of such Lender's intention to claim compensation therefor and PROVIDED, FURTHER, that if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

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                                                                              41

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to NSP (with a copy to the Administrative Agent) shall be presumptively correct. The obligations of any of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17 TAXES. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section, (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the U.S. Borrowers with respect to such Non-Excluded Taxes pursuant to this paragraph, (iii) that are Canadian withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Canadian Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph or (iv) if such additional amount arises because the Canadian Lender is a Person which is a non-resident of Canada for the purpose of Section 212 of the Income Tax Act (Canada).

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter NSP shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by NSP showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental

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                                                                              42

taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each U.S. Lender (or Transferee) that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to NSP and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify NSP at any time it determines that it is no longer in a position to provide any previously delivered certificate to NSP (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the U.S. Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to NSP (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by NSP, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) If the Administrative Agent or any Lender receives a refund or otherwise would have received a refund but for the offset of the amount of such refund against the Lender's Non-Excluded Taxes ("TAX REFUND"), which in the good faith judgment of such Lender is allocable to Non-Excluded Taxes paid by NSP, it shall promptly pay such Tax Refund to NSP, net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund, PROVIDED, however, that NSP agrees to promptly return such Tax Refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such Tax Refund but only if such repayment is required because the initial Tax Refund was permitted in error.

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                                                                              43

          (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.18 INDEMNITY. The U.S. Borrowers agree to indemnify each U.S. Lender and to hold each U.S. Lender harmless from any loss or expense (other than any loss of Applicable Margin) that such Lender may sustain or incur as a consequence of (a) the failure by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after NSP has given a notice requesting the same in accordance with the provisions of this Agreement, (b) the failure by the Borrowers in making any prepayment of or conversion from Eurodollar Loans after NSP has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to NSP by any U.S. Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by NSP, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section
2.16 or 2.17(a).

          2.20 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. NSP shall be permitted to (a) replace any U.S. Lender which (i) defaults in its obligation to make Loans hereunder or (ii) in connection with any proposed amendment, modification, supplement or waiver with respect to any of the provisions of the Loan Documents as contemplated in Section 10.1 where such amendment, modification, supplement or waiver has been approved by the U.S. Required Lenders (and, if applicable, the U.S. Required Prepayment Lenders and/or the Requisite Lenders) in accordance with such Section, fails to consent to any such proposed amendment, modification, supplement or waiver and (b) replace or remove any Lender which requests reimbursement for amounts owing pursuant to Section
2.16 or 2.17 and, if NSP elects to remove such Lender, terminate such Lender's U.S. Revolving Commitment hereunder; PROVIDED that (A)(i) such replacement or removal, as the case may be, does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time

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                                                                              44

of such replacement or removal, as the case may be, (iii) prior to any such replacement or removal, as the case may be, pursuant to clause (b) above such U.S. Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17,
(iv) NSP shall be liable to such replaced or removed U.S. Lender under Section
2.18 if any Eurodollar Loan owing to such replaced or removed Lender shall be purchased other than on the last day of the Interest Period relating thereto and
(v) any such replacement or removal, as the case may be, shall not be deemed a waiver of any rights which NSP, the Administrative Agent or any other U.S. Lender shall have against the replaced or removed Lender, (B) in the case of replacement of a U.S. Lender under this Section 2.20, (i) the replacement financial institution shall purchase, at par, all Loans including all accrued, but unpaid interest and fees and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the replacement financial institution, if not already a U.S. Lender, shall be reasonably satisfactory to the Administrative Agent and the Issuing Lender, (iii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 and (iv) until such time as such replacement shall be consummated, NSP shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17; (C) if NSP elects to remove a U.S. Lender under clause (b) of this Section
2.20 and if such Lender has any Loans outstanding at such time, the consent of the Administrative Agent and the U.S. Required Lenders shall be required to terminate such Lender's Revolving Credit Commitment and (D) in the case of replacement of a non-consenting Lender under clause (a)(ii) of this Section 2.20, NSP shall replace such Lender within 60 days of such Lender's failure to consent to the proposed action.

          2.21 BANKERS' ACCEPTANCES UNDER THE CANADIAN FACILITY. The Canadian Borrower may issue Drafts denominated in C$ for acceptance by the Canadian Lender subject to the following provisions:

     (a) Bankers' Acceptances shall be denominated in C$, for acceptance and, at the Canadian Borrower's option, purchased by the Canadian Lender at the Applicable BA Discount Rate;

     (b) each utilization by way of Bankers' Acceptances is for a minimum aggregate face amount of C$1,000,000 or any greater amount which is a whole multiple of C$100,000;

     (c) each Bankers' Acceptance has a term of not less than one (1) month and not more than six (6) months;

     (d) each Bankers' Acceptance will mature on a Business Day on or before the Revolving Termination Date;

     (e) the Canadian Lender has been notified verbally by 11:00 A.M. (Montreal time) two (2) Business Days prior to the date of issuance, of the Canadian Borrower's intention to issue Bankers' Acceptances, such verbal notice to be followed by written confirmation in the form and substance provided in Exhibit I not later than 3:00 P.M. (Montreal time) on the same day;

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                                                                              45

     (f) an Acceptance Fee shall be payable by the Canadian Borrower to the Canadian Lender in advance upon the issuance of a Bankers' Acceptance to be accepted by the Canadian Lender calculated at the rate per annum (based on a 365-day year) equal to the Applicable Margin for Bankers' Acceptances, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance;

     (g) the face amount of Bankers' Acceptances shall be used when calculations are made to determine the amount of the Canadian Loans; and

     (h) Bankers' Acceptances issued by the Canadian Borrower hereunder and outstanding at any particular time may not be repaid or prepaid prior to the respective scheduled maturity thereof except with the prior consent of the Canadian Lender, which consent shall only be granted upon such terms and conditions with respect to timing, breakage costs or otherwise as the Canadian Lender shall alone determine in its reasonable discretion.

          2.22 REPAYMENT AND RENEWAL OF BANKERS' ACCEPTANCES. With respect to each Canadian Loan which is outstanding as a Bankers' Acceptance, at or before 11:00 A.M. (Montreal time) two (2) Business Day prior to the maturity date of such Banker's Acceptance, the applicable Canadian Borrower shall notify the Canadian Lender verbally of its intention to reissue Bankers' Acceptances on such maturity date to provide for the payment of such maturing Bankers' Acceptance, such verbal notice to be followed by written confirmation in form and substance as provided in Exhibit I not later than 3:00 P.M. (Montreal time) on the same day. The provisions of Section 2.21 shall apply MUTATIS MUTANDIS to each such renewal of Bankers' Acceptances. If the applicable Canadian Borrower fails to give such notices, such Bankers' Acceptance so maturing shall be automatically converted on its maturity date into a C$ Prime Loan.

          2.23 POWER OF ATTORNEY FOR THE EXECUTION OF BANKERS' ACCEPTANCES. To facilitate availment of the Canadian Loans by way of Bankers' Acceptances, the Canadian Borrower hereby appoints the Canadian Lender as its agent to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by the Canadian Lender, blank forms of Bankers' Acceptances in order to allow the Canadian Lender to complete and accept from time to time such instruments in the aggregate and face amounts and for the maturities chosen by the Canadian Borrower (subject to the provisions of Sections 2.21 and 2.22 hereof). The Canadian Borrower recognizes and agrees that all Banker's Acceptances signed and/or endorsed on its behalf by the Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. In this connection, the parties also agree as follows:

     (a) the Canadian Lender shall deal prudently in accordance with Canadian Banking Standards with any Bankers' Acceptance forms purported to have been pre-signed and/or pre-endorsed by the Canadian Borrower and shall use them only in accordance with the instructions of the Canadian Borrower given to the Canadian Lender in conformity with this Agreement. The Canadian Lender shall be

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                                                                              46

          presumed to have acted prudently when following such instructions in the absence of gross negligence, bad faith or willful misconduct;

     (b) on request of the Canadian Borrower, the Canadian Lender shall cancel all forms of Bankers' Acceptance which have been pre-signed or pre-endorsed by or on behalf of the Canadian Borrower and which are held by the Canadian Lender and have not yet been issued in accordance with the Canadian Borrower's instructions hereunder; and

     (c) the Canadian Lender shall maintain a record with respect to Bankers' Acceptances (i) completed by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder and (iv) cancelled at their respective maturities. The Canadian Lender agrees to provide such records to the Canadian Borrower promptly upon request.

          2.24 CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE. (a) If the Canadian Lender determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

          (i) the right of the Canadian Borrower to request a borrowing by way of Bankers' Acceptance shall be suspended until the Canadian Lender determines that the circumstances causing such suspension no longer exist and the Canadian Lender so notifies the Canadian Borrower; and

          (ii) any notice relating to a borrowing by way of Bankers' Acceptance which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loans.

          (b) The Canadian Lender shall promptly notify the Canadian Borrower of the suspension of the Canadian Borrower's right to request a borrowing by way of Bankers' Acceptance and of the termination of such suspension.

          2.25 INCREASES OF THE FACILITIES. (a) At the mutual discretion of the Borrowers and the Administrative Agent, the Borrowers may request in writing at any time during the period from the Closing Date to and including the second anniversary of the Closing Date that (x) the then effective aggregate principal amount of any Type or Types of Term Loans be increased, and/or (y) the then effective aggregate amounts of U.S. Revolving Credit Commitments and/or the Canadian Commitments be increased; PROVIDED that (1) the aggregate principal amount of the increases in the Facilities pursuant to this Section 2.25 shall not exceed $25,000,000, (2) the Borrowers may not make more than two requests for such increases in the Facilities, (3) no Event of Default shall have occurred and be continuing or occurs as a result of such increases in the Facilities, and (4) the Borrowers shall, and shall cause their Subsidiaries to, execute and deliver projections evidencing Borrowers' compliance, on a pro forma basis, with Section 7.1 of this Agreement for the next succeeding twelve month period and such other documents and instruments and take such other actions as may be reasonably requested by Administrative Agent in connection with such increases. Any request under this Section 2.25

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                                                                              47

shall be submitted by the Borrowers to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase and be accompanied by an officer's certificate stating on behalf of the Borrowers that no Event of Default exists or will occur as a result of such increase.

          (b) No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its applicable Term Loans, U.S. Revolving Credit Commitment or Canadian Commitment, as the case may be. Only the consent of each Lender (an "INCREASING LENDER") which agrees to increase the principal amount of its applicable Term Loans, U.S. Revolving Credit Commitments or Canadian Commitment, as the case may be, shall be required for an increase in the aggregate principal amount of the applicable Term Loans, U.S. Revolving Credit Commitment or Canadian Commitment, as the case may be, pursuant to this
Section 2.25. No Lender which elects not to increase the principal amount of its Term Loans, U.S. Revolving Credit Commitment or Canadian Commitment, as the case may be, may be replaced in respect of its existing applicable Term Loans, U.S. Revolving Credit Commitment or Canadian Commitment, as the case may be, as a result thereof without such Lender's consent. Each Increasing Lender shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. The Borrowers may accept some or all of the offered amounts or designate new lenders which, if they satisfy the requirements of Section 10.6(c) as if they were Assignees seeking to become Lenders, shall qualify as additional Lenders hereunder in accordance with this Section 2.25 (each such new lender being a "NEW LENDER"), which New Lenders may assume all or a portion of the increase in the aggregate principal amount of the applicable Term Loans, U.S. Revolving Credit Commitments or Canadian Commitment, as the case may be. The Borrowers and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the applicable Term Loans, U.S. Revolving Credit Commitments or Canadian Commitment, as the case may be, among Increasing Lenders and New Lenders.

          (c) Each New Lender designated by the Borrowers shall become an additional party hereto as a Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the applicable Term Loans, U.S. Revolving Credit Commitments or Canadian Commitment, as the case may be, upon its execution of an instrument of joinder, in each case in form and substance satisfactory to the Administrative Agent. Subject to the foregoing, any increase requested by the Borrowers shall be effective as of the date proposed by the Borrowers and shall be in the principal amount equal to (i) the principal amount which Increasing Lenders are willing to assume as increases to the principal amount of their applicable Term Loans, U.S. Revolving Credit Commitments or Canadian Commitment, as the case may be, plus (ii) the principal amount offered by New Lenders with respect to the applicable Term Loans, U.S. Revolving Credit Commitments or Canadian Commitment, as the case may be, in either case as adjusted by the Borrowers and the Administrative Agent pursuant to this Section 2.25.

          (d) All new Term Loans to be made under this Section 2.25 shall be made to the U.S. Borrowers on the same day as such increase in the applicable Term Loans under this Section 2.25 becomes effective. The initial Interest Periods applicable to such new and/or increased Term Loans shall end on dates which correspond to the respective next succeeding Interest-Period-end dates applicable to the Term Loans on the date such new and increased Term

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Loans are made. Any Term Loan made pursuant to this Section 2.25 shall mature in that number of consecutive quarterly installments as is equal to the number of then remaining installments payable in respect of the Term Loans made on the Closing Date, all but the last of which shall be in an amount equal to 1/4 of 1% of the original principal amount of such Term Loan and the last of which shall be in an amount equal to the remaining amount thereof. Upon effectiveness of any such increase, the Term Loan Percentage and/or U.S. Revolving Percentage of each U.S. Lender will be adjusted to give effect to the increase in the applicable Term Loans or U.S. Revolving Credit Commitments, as the case may be, and the Administrative Agent shall distribute to the Lenders a revised Schedule 1.1A reflecting the applicable Term Loans, U.S. Revolving Credit Commitment or Canadian Commitment of each Lender after giving effect to such increase. On the effective date of any increase in the U.S. Revolving Commitments or the Canadian Commitment pursuant to this Section 2.25 all U.S. Revolving Loans or Canadian Loans, as the case may be, outstanding on such date shall be prepaid (and any amounts due as a result thereof pursuant to Section 2.18 shall be paid) and, to the extent desired by the applicable Borrowers or Borrower, as the case may be, reborrowed. Any increase in the Canadian Commitment shall be effective only if it shall have received the prior written consent of the Canadian Lender and, if applicable, this Agreement and the Canadian Loan Documents shall have been appropriately modified to reflect the addition of one or more new Canadian Lenders.

          (e) To the extent that the Applicable Margins on any Term Loan, U.S. Revolving Loan or Canadian Loan made or committed to be made pursuant to this Section are greater than those applicable to the then existing Term Loans, U.S. Revolving Loans or Canadian Loans, as the case may be, the Applicable Margins on all the then existing Term Loans, U.S. Revolving Loans and/or Canadian Loans, as the case may be, shall be increased upon the effectiveness of the applicable increase effected pursuant to this Section. In the event that the upfront fee payable on any Term Loan, U.S. Revolving Commitment or Canadian Commitment increased pursuant to this Section exceeds the upfront fee payable on the original extension of Term Loans, U.S. Revolving Commitments or Canadian Commitments, as the case may be (in the case of first increase under this Section), or the upfront fee payable on the immediately preceding increase of Term Loans, U.S. Revolving Commitments or Canadian Commitments, as the case may be (in the case of any subsequent increase under this Section), the Borrowers shall pay to each Lender an amount, calculated on the Term Loan, U.S. Revolving Commitment and/or Canadian Commitment, as the case may be, (including any prior increased Term Loan, U.S. Revolving Commitment or Canadian Commitment, as the case may be) of such Lender, equal to the number of basis points by which the fee payable on such Term Loan, U.S. Revolving Commitment or Canadian Commitment, as the case may be, increased pursuant to this Section exceeded the upfront fee payable on such original or immediately preceding, as the case may be, increase of Term Loan, U.S. Revolving Commitment or Canadian Commitment. If any Term Loans, U.S. Revolving Commitments or Canadian Commitments made or committed to pursuant to this Section are issued at a discount, such discount shall be treated as an upfront fee.

          (f) Without the prior written consent of each holder of the then outstanding Term Loans, no Term Loan shall be made pursuant to this Section 2.25 the proceeds to the U.S. Borrower of which (after deducting any fees payable in connection therewith and taking into account any applicable original issue discount) are less than the price the applicable Lender would have then been required to pay in the market for a Term Loan in an amount equal to such Term Loan.

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                                                                              49

                          SECTION 3. LETTERS OF CREDIT

          3.1 U.S. L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other U.S. Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("U.S. LETTERS OF CREDIT") for the account of the U.S. Borrowers on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the U.S. Issuing Lender; PROVIDED that the U.S. Issuing Lender shall have no obligation to issue any U.S. Letter of Credit if, after giving effect to such issuance, (i) the U.S. L/C Obligations would exceed the U.S. L/C Commitment or (ii) the aggregate amount of the Available U.S. Revolving Commitments would be less than zero. Each U.S. Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the U.S. Revolving Termination Date, PROVIDED that any U.S. Letter of Credit with a one-year term may provide for the renewal thereof, unless notice of termination thereof is given by the U.S. Issuing Lender prior to the expiry date thereof, for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) Each U.S. Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The U.S. Issuing Lender shall not at any time be obligated to issue any U.S. Letter of Credit hereunder if such issuance would conflict with, or cause the U.S. Issuing Lender or any U.S. L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 PROCEDURE FOR ISSUANCE OF U.S. LETTER OF CREDIT. NSP may from time to time request that the U.S. Issuing Lender issue a U.S. Letter of Credit by delivering to the U.S. Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the U.S. Issuing Lender, and such other certificates, documents and other papers and information as the U.S. Issuing Lender may request. Upon receipt of any Application, the U.S. Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the U.S. Letter of Credit requested thereby (but in no event shall the U.S. Issuing Lender be required to issue any U.S. Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such U.S. Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the U.S. Issuing Lender and NSP. The U.S. Issuing Lender shall furnish a copy of such U.S. Letter of Credit to NSP promptly following the issuance thereof. The U.S. Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each U.S. Letter of Credit (including the amount thereof).

          3.3 FEES AND OTHER CHARGES. (a) The Borrowers will pay a fee on the undrawn face amount of all outstanding U.S. Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the U.S. Revolving Facility, shared ratably among the U.S. Revolving Lenders and payable quarterly in arrears on each U.S. L/C Fee

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                                                                              50

Payment Date after the issuance date. In addition, the U.S. Borrowers shall pay to the U.S. Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum or such other rate as shall be agreed upon between the U.S. Issuing Lender and the U.S. Borrowers on the undrawn and unexpired amount of each U.S. Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

          (b) In addition to the foregoing fees, the U.S. Borrowers shall pay or reimburse the U.S. Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the U.S. Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any U.S. Letter of Credit issued by it.

          3.4 U.S. L/C PARTICIPATIONS. (a) The U.S. Issuing Lender irrevocably agrees to grant and hereby grants to each U.S. L/C Participant, and, to induce the U.S. Issuing Lender to issue U.S. Letters of Credit hereunder, each U.S. L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the U.S. Issuing Lender, on the terms and conditions hereinafter stated, for such U.S. L/C Participant's own account and risk an undivided interest equal to such U.S. L/C Participant's U.S. Revolving Percentage in the U.S. Issuing Lender's obligations and rights under each U.S. Letter of Credit issued hereunder and the amount of each draft paid by the U.S. Issuing Lender thereunder. Each U.S. L/C Participant unconditionally and irrevocably agrees with the U.S. Issuing Lender that, if a draft is paid under any U.S. Letter of Credit for which the U.S. Issuing Lender is not reimbursed in full by NSP in accordance with the terms of this Agreement, such U.S. L/C Participant shall pay to the U.S. Issuing Lender upon demand at the U.S. Issuing Lender's address for notices specified herein an amount equal to such U.S. L/C Participant's U.S. Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any U.S. L/C Participant to the U.S. Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the U.S. Issuing Lender under any U.S. Letter of Credit is paid to the U.S. Issuing Lender within three Business Days after the date such payment is due, such U.S. L/C Participant shall pay to the U.S. Issuing Lender on demand an amount equal to the product of (i) the amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the U.S. Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any U.S. L/C Participant pursuant to Section 3.4(a) is not made available to the U.S. Issuing Lender by such U.S. L/C Participant within three Business Days after the date such payment is due, the U.S. Issuing Lender shall be entitled to recover from such U.S. L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the U.S. Issuing Lender submitted to any U.S. L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the U.S. Issuing Lender has made payment under any U.S. Letter of Credit and has received from any U.S. L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the U.S. Issuing Lender receives any payment related to such U.S. Letter of Credit (whether directly from NSP or otherwise, including

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                                                                              51

proceeds of collateral applied thereto by the U.S. Issuing Lender), or any payment of interest on account thereof, the U.S. Issuing Lender will distribute to such U.S. L/C Participant its pro rata share thereof; PROVIDED, however, that in the event that any such payment received by the U.S. Issuing Lender shall be required to be returned by the U.S. Issuing Lender, such U.S. L/C Participant shall return to the U.S. Issuing Lender the portion thereof previously distributed by the U.S. Issuing Lender to it.

          3.5 REIMBURSEMENT OBLIGATIONS OF U.S. BORROWERS. The U.S. Borrowers, jointly and severally, agree in accordance with the terms and provisions of this Section to reimburse the U.S. Issuing Lender on each date on which the U.S. Issuing Lender notifies NSP of the date and amount of a draft presented under any U.S. Letter of Credit and paid by the U.S. Issuing Lender for the amount of
(a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the U.S. Issuing Lender in connection with such payment. Each such payment shall be made to the U.S. Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.12(b) and (ii) thereafter, Section 2.12(d).

          3.6   OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against the U.S. Issuing Lender, any beneficiary of a U.S. Letter of Credit or any other Person. The Borrowers also agree with the U.S. Issuing Lender that the U.S. Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any U.S. Letter of Credit or any other party to which such U.S. Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such U.S. Letter of Credit or any such transferee. The U.S. Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any U.S. Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the U.S. Issuing Lender. The Borrowers agree that any action taken or omitted by the U.S. Issuing Lender under or in connection with any U.S. Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the U.S. Issuing Lender to the Borrowers.

          3.7 U.S. LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any U.S. Letter of Credit, the U.S. Issuing Lender shall promptly notify NSP of the date and amount thereof. The responsibility of the U.S. Issuing Lender to the Borrowers in connection with any draft presented for payment under any U.S. Letter of Credit shall, in addition to any payment obligation expressly provided for in such U.S. Letter of Credit, be

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limited to determining that the documents (including each draft) delivered under such U.S. Letter of Credit in connection with such presentment are substantially in conformity with such U.S. Letter of Credit.

          3.8 APPLICATIONS. To the extent that any provision of any Application related to any U.S. Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

          3.9 CANADIAN L/C COMMITMENT. No Canadian Letter of Credit shall be issued hereunder if, after giving effect thereto, (a) the aggregate face amount of the Canadian Letters of Credit then outstanding plus the aggregate unreimbursed amount of drawings under Canadian Letters of Credit would exceed the Canadian L/C Commitment or (b) the aggregate Canadian Extensions of Credit would exceed the Canadian Commitment at that time. All other terms and conditions of the Canadian L/C Commitment and all Canadian Letters of Credit issued from time to time by the Canadian Lender shall, to the extent not covered by this Agreement, be governed by the relevant Canadian L/C Agreements. The Canadian Borrower agrees to pay fees in accordance with the schedule previously agreed to.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Syndication Agent, the Administrative Agent and the relevant Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrowers hereby jointly and severally represent and warrant to the Syndication Agent, the Administrative Agent and each Lender that:

          4.1 FINANCIAL CONDITION. The audited consolidated balance sheets of NSP as at December 31, 2000 and December 31, 2001 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young, LLP present fairly in all material respects the consolidated financial condition of NSP as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of NSP as at December 31, 2002, and the related unaudited consolidated statements of income and cash flows for the 12-month period ended on such date, present fairly in all material respects the consolidated financial condition of NSP as at such date, and the consolidated results of its operations and its consolidated cash flows for the 12-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and for the absence of certain notes thereto). NSP and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph but which would in accordance with GAAP be so reflected in a consolidated balance sheet of NSP and its Subsidiaries as of the Closing Date. During the period from December 31, 2002 to and including the date hereof there has been no Disposition by NSP of any material part of its business or property.

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          4.2   NO CHANGE. Since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3   EXISTENCE; COMPLIANCE WITH LAW. Each of NSP and its Subsidiaries
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate (or other equivalent) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation (or equivalent thereof) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified and/or in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate (or, in the case of any Loan Party which is not a corporation, such equivalent) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary corporate (or, in the case of any Loan Party which is not a corporation, such equivalent) action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect (other than such consents, authorizations, filings and notices the failure to obtain or make which could not reasonably be expected to have a Material Adverse Effect) and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of NSP or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to NSP or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

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                                                                              54

          4.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of NSP, threatened by or against NSP or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7 NO DEFAULT. Neither NSP nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 OWNERSHIP OF PROPERTY; LIENS. Each of NSP and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property material to the conduct of its business, and good title to, or a valid leasehold interest in, all its other property material to the conduct of its business, and none of such property is subject to any Lien except as permitted by Section 7.3.

          4.9 INTELLECTUAL PROPERTY. NSP and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except for any failure to so own or license Intellectual Property which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does NSP know of any valid basis for any such claim except for any claims which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by NSP and its Subsidiaries does not infringe on the rights of any Person in any respect, except for any failure to so use Intellectual Property which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          4.10 TAXES. NSP and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of NSP or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of NSP, no material claim is being asserted, with respect to any such tax, fee or other charge.

          4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, NSP will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

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          4.12   LABOR MATTERS. Except as, in the aggregate, could not
reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against NSP or any of its Subsidiaries pending or, to the knowledge of NSP, threatened; (b) hours worked by and payment made to employees of NSP and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from NSP or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of NSP or the relevant Subsidiary.

          4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan which could reasonably be expected to have a Material Adverse Effect and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred which could reasonably be expected to result in a material liability, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither NSP nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither NSP nor any Commonly Controlled Entity would become subject to any material liability under ERISA if NSP or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of NSP or any Commonly Controlled Entity, no such Multiemployer Plan is in Reorganization or Insolvent.

          4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

          4.15 SUBSIDIARIES. Except as disclosed to the Administrative Agent by NSP in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of NSP or any Subsidiary, except as created by the Loan Documents or as listed on Schedule 4.15.

          4.16 USE OF PROCEEDS. The proceeds of the Term Loans and, the U.S. Revolving Loans and the Canadian Loans made on the Closing Date will be used to pay the principal of the loans outstanding under the Existing Credit Agreement on such Date and to pay related fees and

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expenses. The remaining proceeds of the U.S. Revolving Loans and the U.S.
Swingline Loans, and the U.S. Letters of Credit, shall be used for general corporate purposes. The proceeds of the Canadian Loans shall be used to finance the working capital needs of the Canadian Borrower.

          4.17 ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by NSP or any of its Subsidiaries (the "GROUP PROPERTIES") do not contain, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither NSP nor any of its Subsidiaries has received or has knowledge of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Group Properties or the business operated by NSP or any of its Subsidiaries (the "BUSINESS"), nor does NSP have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Group Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Group Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of NSP, threatened, under any Environmental Law to which NSP or any Subsidiary is or will be named as a party with respect to the Group Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Group Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Group Properties, or arising from or related to the operations of NSP or any Subsidiary in connection with the Group Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws;

          (f) the Group Properties and all operations at the Group Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Group Properties or violation of any Environmental Law with respect to the Group Properties or the Business; and

          (g) neither NSP nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

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          4.18   ACCURACY OF INFORMATION, ETC. Subject to the next succeeding sentence and to the qualifications provided therein, no statement or information contained in this Agreement, any other Loan Document, or to the best of NSP's knowledge, any other document or written certificate or statement furnished by or on behalf of any Loan Party to the Syndication Agent, the Administrative Agent or the Lenders, or any of them, pursuant to the Existing Credit Agreement or the Loan Documents or at the request of Fleet Securities, Inc. and/or CIBC World Markets Corp., as Co-Lead Arrangers and Joint Bookrunners, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date this Agreement or such other Loan Document was delivered or such statement, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in any material respect. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of NSP to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Syndication Agent, the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein (other than Collateral described as "all other property not otherwise described above" and the proceeds thereof) and the proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, stock certificates representing such Pledged Stock having been delivered to the Administrative Agent and, in the case of the other Collateral described in the Guarantee and Collateral Agreement, financing statements and other filings specified on Schedule 4.19(a) in appropriate form having been filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Collateral described as "all other property not otherwise described above" and the proceeds thereof) and the proceeds thereof, as security for the Borrower Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 that have priority by operation of law).

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, or the Canadian Lender, as applicable, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and the Mortgages having been filed in the offices specified on Schedule 4.19(b), each such Mortgage constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the

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Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person other than Liens permitted by Section 7.3 that have priority by operation of law.

          (c) The Hypothec on Movables is effective to create in favor of the Canadian Lender a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of certified Pledged Stock (as defined in the Canadian Security Documents), certificates representing such Pledged Stock having been delivered to the Canadian Lender, and in the case of the other Collateral described in the Canadian Security Documents, financing statements in appropriate form having been filed in the offices specified on Schedule 4.19(c), the Canadian Security Documents constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the obligations described therein as being secured thereby, in each case prior and superior in right to any other person except for Liens permitted under Section 7.3 to the extent such Liens have priority under applicable law.

          4.20 SOLVENCY. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.21 SENIOR INDEBTEDNESS. The Obligations constitute "Senior Indebtedness" of the U.S. Borrowers under and as defined in the Note Agreement. The obligations of each U.S. Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such U.S. Subsidiary Guarantor under and as defined in the Note Agreement.

          4.22 REGULATION H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          4.23 CERTAIN DOCUMENTS. NSP has delivered to the Administrative Agent and Syndication Agent a complete and correct copy of each document or instrument pursuant to which the Scheduled Debt has been created or is evidenced, the Holdco L.L.C. Agreement and the L.L.C. Agreement, including any amendments, supplements or other modifications with respect to any of the foregoing.

          4.24 CAPITAL STRUCTURE. (a) All of the issued and outstanding shares of the Capital Stock of NSP are owned by Holdco.

          (b) Set forth on Schedule 4.24 is a complete and correct list of all Subsidiaries of NSP on the date hereof, including the number of issued and outstanding shares of the Capital Stock thereof and the ownership of such shares.

          4.25 MORTGAGED PROPERTIES. Schedule 1.1B includes a complete and correct list of all fee interests in real property owned on the date hereof by NSP and/or any of its Subsidiaries having a value (together with improvements thereon) of at least $1,000,000.

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                         SECTION 5. CONDITIONS PRECEDENT

          5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date (but in any event no later than March 31, 2003), of the following conditions precedent:

          (a) LOAN DOCUMENTS. The Administrative Agent and the Canadian Lender shall have received (i) this Agreement, executed and delivered by the Syndication Agent, the Administrative Agent, the Borrowers and the Lenders,
     (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdco, the U.S. Borrowers and each U.S. Subsidiary Guarantor, (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party and (iv) the Canadian Loan Documents, executed and delivered by the Canadian Lender and the Canadian Borrower.

          (b) EXISTING CREDIT AGREEMENT. All principal and all accrued unpaid interest, fees, commissions and other amounts owing under the Existing Credit Agreement shall have been paid in full (whether, in the case of principal, through the use of the proceeds of Loans hereunder or otherwise).

          (c) FEES. The Lenders, the Syndication Agent and the Administrative Agent each shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date, PROVIDED that the Administrative Agent's fee payable on the Closing Date shall be reduced by an amount equal to the product of (i) the amount of the Administrative Agent's fee paid to the Administrative Agent on October 1, 2002 and (ii) a fraction the denominator of which is 365 and the numerator of which is the number of days in the period from the Closing Date to and including September 30, 2003.

          (d) CLOSING CERTIFICATE. The Administrative Agent and the Canadian Lender shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (e) LEGAL OPINIONS. The Administrative Agent shall have received the executed legal opinions of (i) Kirkland & Ellis, counsel to NSP and its Subsidiaries, substantially in the form of Exhibit F-1 and (ii) Sternthal Katznelson Montiguy, S.E.N.C., counsel to the Canadian Borrower and its Subsidiaries, substantially in the form of Exhibit F-2. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent and Syndication Agent may reasonably require.

          (f) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that are represented by certificates, (other than those certificates representing the shares of Capital Stock to be furnished to

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     the Administrative Agent pursuant to Section 6.12(b)) together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof. The Canadian Lender shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Canadian Security Documents that are represented by certificates, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note, if any, pledged to the Canadian Lender pursuant to the Canadian Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Canadian Lender) by the pledgor thereof.

          (g) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code or other financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent or the Canadian Lender to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the U.S. Lenders or in favor of the Canadian Lender, as applicable, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation and shall have been delivered to the Administrative Agent and the Syndication Agent, or the Canadian Lender, as applicable.

          (h) MORTGAGES, ETC. There shall have been executed and delivered to the Administrative Agent, in proper form for filing in each applicable recording office, an amendment to each Mortgage in existence on the Closing Date reflecting the terms and conditions of this Agreement and in form and substance satisfactory to the Administrative Agent, together with datedown endorsements to the title insurance policies previously delivered in connection with such Mortgages.

          (i) INSURANCE. The Administrative Agent shall have received insurance certificates satisfying the requirements of the Security Documents.

          (j) LEVERAGE RATIOS. The Administrative Agent shall have received evidence, in form and substance satisfactory to it, that as of the Closing Date and calculated as described below, the Consolidated Senior Leverage Ratio is not greater than 2.5 to 1.0 and the Consolidated Total Leverage Ratio is not greater than 4.5 to 1.0. For the purposes of the computation of the Ratios described in the preceding sentence, Consolidated Senior Debt and Consolidated Total Debt shall be calculated as of the Closing Date, giving effect to any borrowings and prepayments to occur hereunder on such Date, and Consolidated EBITDA shall be calculated for the period of four consecutive fiscal quarters ending December 31, 2002.

          (k) AMENDMENT TO SENIOR SUBORDINATED NOTES. The Administrative Agent shall have received evidence that the Note Agreement shall have been amended in a manner reasonably satisfactory to the Administrative Agent and the Syndication Agent, including

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                                                                              61

     to relax the financial covenants set forth therein and to modify the covenant limiting Indebtedness included therein to permit the Loans and other extensions of credit to be made under this Agreement in an aggregate amount not to exceed $175,000,000 at any one time outstanding.

          5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for such representations and warranties expressly stated to be made as of a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

          NSP hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Syndication Agent or the Administrative Agent hereunder (other than contingent and indemnification obligations), NSP shall and shall cause each of its Subsidiaries to:

          6.1 FINANCIAL STATEMENTS. (a) Furnish to the Administrative Agent and each Lender:

          (i) as soon as available, but in any event within 90 days after the end of each fiscal year of NSP, a copy of the audited consolidated balance sheet of NSP and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

          (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of NSP, the unaudited consolidated balance sheet of NSP and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain footnotes);

          (iii) as soon as available, but in any event not later than 30 days after the end of each month or 45 days in the case of the end of the third, sixth, ninth and twelfth months occurring during each fiscal year of NSP, the unaudited consolidated balance sheets of NSP and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain footnotes); and

          (iv) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdco, a copy of the audited consolidated balance sheet of Holdco and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          (b) Cause the Canadian Borrower to deliver to the Administrative Agent and each Lender:

          (i) within 90 days after the end of each fiscal year of North Safety Canada, a copy of the unaudited balance sheet of North Safety Canada as at the end of such year and the related unaudited statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, prepared in accordance with GAAP; and

          (ii) as soon as available, but in any event not later than 30 days after the end of each month or 45 days in the case of the third, sixth, ninth and twelfth months occurring during each fiscal year of North Safety Canada, the unaudited balance sheet of North Safety Canada as at the end of such month and the related unaudited statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments and the absence of certain footnotes).

          6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a)(i) and (iv), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) all "management letters", if any, delivered by such accountants in connection therewith.

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a), (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
     (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by NSP and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of NSP, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of NSP, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of NSP and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year which are delivered to the Board of Managers of Holdco for its review (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions at the time made in light of the circumstances then existing and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) concurrently with the delivery of any financial statements pursuant to Section 6.1(a)(ii), a narrative discussion and analysis of the financial condition and results of operations of NSP and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Scheduled Debt;

          (f) within five days after the same are sent, copies of all financial statements and reports that NSP sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that NSP may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of NSP or its Subsidiaries, as the case may be or (b) the failure to so pay, discharge or otherwise satisfy any such obligations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a) (i) preserve, renew and keep in full force and effect its legal existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all material tangible property useful and necessary in its business in good working order and condition, ordinary wear and tear and damage occurring as a result of a casualty event excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, at its own expense, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of NSP and its Subsidiaries with officers and employees of NSP and its Subsidiaries and with its independent certified public accountants (such visits and inspections shall be coordinated by the Lenders to the extent reasonably practicable).

          6.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of NSP or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between NSP or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting NSP or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) any of the following events which could reasonably be expected to result in a liability in excess of $1,000,000, as soon as possible and in any event within 30 days after NSP knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or NSP or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action NSP or the relevant Subsidiary proposes to take with respect thereto.

          6.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. For the purposes of this subsection 6.8(a) noncompliance by NSP shall be deemed not to constitute a breach of this covenant PROVIDED that, upon learning of any actual or suspected noncompliance, NSP shall in a timely fashion undertake reasonable efforts to achieve compliance and PROVIDED, FURTHER, that, in any case, such noncompliance, and any other noncompliance with any Environmental Law, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. For the purposes of this subsection 6.8(b) noncompliance by NSP shall be deemed not to constitute a breach of this covenant PROVIDED that, upon learning of any actual or suspected noncompliance, NSP shall in a timely fashion undertake reasonable efforts to achieve compliance and PROVIDED, FURTHER that, in any case, such noncompliance, and any other noncompliance with any Environmental Law, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Use commercially reasonable efforts to deliver to the Administrative Agent not later than 60 days following the Closing Date an environmental report prepared by an independent environmental consultant satisfactory to the Administrative Agent covering NSP's Nashua, New Hampshire manufacturing facility that is satisfactory in scope to the Administrative Agent.

          (d) At all times have appointed an employee of NSP or one of its Subsidiaries to have responsibility for the management of all environmental matters and issues applicable to NSP and its Subsidiaries and for implementing programs and procedures to assure compliance with all Environmental Laws.

          6.9 ADDITIONAL COLLATERAL, ETC. (a) With respect to any property acquired after the Original Closing Date by NSP or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) and (z) property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the U.S. Lenders, a security interest in such property, (ii) in the case of property acquired by the Canadian Borrower or any Canadian Subsidiary Guarantor, execute and deliver to the Canadian Lender such amendments to the Canadian Security Documents or such other documents as the Canadian Lender deems necessary or advisable to grant to the Canadian Lender a security interest in such property and (iii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the U.S. Lenders, or to the Canadian Lender, as the case may be, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code or other financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Canadian Security Documents or by law or as may be reasonably requested by the Administrative Agent or the Canadian Lender, as the case may be.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Original Closing Date by NSP or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and
(y) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the U.S. Lenders or the Canadian Lender, as the case may be, covering such real property, (ii) if requested by the Administrative Agent or the Canadian Lender, as the case may be, provide the U.S. Lenders or the Canadian Lender, as the case may be, with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent or the Canadian Lender, as the case may be) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent or the Canadian Lender,

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                                                                              67

as the case may be, in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent or the Canadian Lender, as the case may be, and (iii) if requested by the Administrative Agent or the Canadian Lender, as the case may be, deliver to the Administrative Agent or the Canadian Lender, as the case may be, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent or the Canadian Lender, as the case may be.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by NSP or any of its Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) and with respect to any Subsidiary in existence on the date hereof which is not a party to the Guarantee and Collateral Agreement on the Closing Date as to which the Administrative Agent reasonably requests, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new or existing Subsidiary, as the case may be, that is owned by NSP or any of its Subsidiaries,
(ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of NSP or such Subsidiary, as the case may be, (iii) cause such new or existing Subsidiary, as the case may be, (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new or existing Subsidiary, as the case may be, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Original Closing Date by NSP or any of its Subsidiaries (other than the Canadian Borrower or any Subsidiaries thereof), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the U.S. Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary, as the case may be, that is owned by NSP or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary, as the case may be, be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of NSP or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) legal opinions relating to the

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                                                                              68

matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) with respect to any new Canadian Wholly Owned Subsidiary created or acquired after the Original Closing Date by the Canadian Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Canadian Lender such amendments to the Canadian Security Documents as the Canadian Lender deems necessary or advisable to grant to the Canadian Lender a perfected first priority security interest in the Capital Stock of such new Subsidiary, that is owned by the Canadian Borrower or any of its Subsidiaries, (ii) deliver to the Canadian Lender the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Canadian Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Canadian Lender, desirable to perfect the Canadian Lender's security interest therein, and (iii) cause such new Subsidiary (A) to become a party to the applicable Canadian Security Documents and (B) to take such actions necessary or advisable to grant to the Canadian Lender a perfected first priority security interest or first-ranking hypothec, as the case may be, in the Collateral or in Collateral similar to the one described in the Canadian Security Documents with respect to such new Subsidiary (except to the extent of Liens on such Collateral permitted by Section 7.3 which have priority in accordance with applicable law), including, without limitation, the filing of appropriate financing statements in such jurisdictions as may be required by the applicable Canadian law or as may be requested by the Canadian Lender, and (iv) if requested by the Canadian Lender, deliver to the Canadian Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Canadian Lender.

          6.10 REAL ESTATE DOCUMENTATION. Furnish to the Canadian Lender all real estate documentation reasonably required by the Canadian Lender with respect to the Mortgaged Property of the Canadian Borrower and each of its Subsidiaries.

          6.11 MAINTENANCE OF RATINGS. Use commercially reasonable efforts to maintain at all times ratings for the Facilities by both Standard & Poor's and Moody's.

          6.12 POST-CLOSING MATTERS. (a)(i) Cause Durabilt Industries Limited to file, within forty-five (45) days following the Closing Date, the application for its dissolution with the Ontario Ministry of Consumer and Commercial Relations or any other competent authority and to obtain Articles of dissolution of Durabilt Industries Limited and (ii) obtain the registration, within ninety
(90) days following the execution of this Agreement, of the cancellation of the legal hypothec registered on March 13, 2001 at the Quebec Land Registry, Registration Division of Montcalm under number 322471 and affecting the property bearing civic numbers 3719 and 3707, des Commissaires Street, Rawdon, province of Quebec, J0K 1S0, Canada.

          (b) Furnish to the Administrative Agent, within forty-five (45) days following the Closing Date, originals, replacements, affidavits, or the equivalent of the foregoing, as the case may be, to those certificates representing the pledges of shares of Capital Stock listed on Schedule 4.24(b) and not in the possession of the Administrative Agent as of the Closing Date.

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                                                                              69

                          SECTION 7. NEGATIVE COVENANTS

          NSP hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than contingent or indemnification obligations), NSP shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 FINANCIAL CONDITION COVENANTS. CONSOLIDATED TOTAL LEVERAGE RATIO. (a) Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of NSP ending with any fiscal quarter ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                  Consolidated Total
                       Period                       Leverage Ratio
              03/31/03 through 09/30/04                 4.90x
              12/31/04 through 09/30/05                 4.75x
              12/31/05 through 09/30/06                 4.35x
              12/31/06 through 09/30/07                 4.00x
              12/31/07 through 09/30/08                 3.75x
              12/31/08 through 03/31/09                 3.50x

          (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of NSP ending with any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                 Consolidated Interest
                       Period                       Coverage Ratio
              03/31/03 through 09/30/05                 1.90x
              12/31/05 through 09/30/06                 2.00x
              12/31/06 through 03/31/09                 2.25x

          (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of NSP ending with any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                              Consolidated Fixed Charge
                       Period                       Coverage Ratio
              03/31/03 through 09/30/05                 1.10x
              12/31/05 through 09/30/06                 1.15x
              12/31/06 through 03/31/09                 1.25x

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                                                                              70

          (d) CONSOLIDATED SENIOR LEVERAGE RATIO. Permit the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of NSP ending with any fiscal quarter ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                 Consolidated Senior
                        Period                      Leverage Ratio
              03/31/03 through 09/30/04                 2.75x
              12/31/04 through 09/30/05                 2.50x
              12/31/05 through 09/30/06                 2.25x
              12/31/06 through 09/30/07                 2.00x
              12/31/07 through 03/31/09                 1.75x

          7.2 INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, or permit Holdco to create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of NSP to any Subsidiary and of any U.S. Subsidiary Guarantor to NSP or any other Subsidiary;

          (c) Indebtedness of the Canadian Borrower to any Canadian Subsidiary Guarantor and of any Canadian Subsidiary Guarantor to the Canadian Borrower or any other Canadian Subsidiary Guarantor;

          (d) Guarantee Obligations incurred in the ordinary course of business by NSP or any of its Subsidiaries of obligations of any U.S. Subsidiary Guarantor, the Canadian Borrower or any Canadian Subsidiary Guarantor, respectively;

          (e) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(e);

          (f) additional Indebtedness of NSP or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $8,000,000;

          (g) Refinancing Indebtedness in respect of clauses (d) through (f) above;

          (h) Indebtedness of any Foreign Subsidiary (other than the Canadian Borrower or any Subsidiary thereof incorporated or organized in Canada) not to exceed $5,500,000 in the aggregate of principal amount at any one time outstanding;

          (i) Indebtedness of Foreign Subsidiaries to NSP, any U.S. Subsidiary Guarantor, the Canadian Borrower or any Canadian Subsidiary Guarantor not to exceed $38,000,000 in the aggregate of principal amount at any one time outstanding for all such Foreign Subsidiaries (provided that no more than $10,000,000 of such Indebtedness at any one time outstanding shall constitute Indebtedness for Borrowed Money); PROVIDED that the aggregate amount of Indebtedness owing by the Canadian Borrower and its Subsidiaries to NSP, the other U.S.

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                                                                              71

Borrowers and the U.S. Subsidiary Guarantors shall not exceed $8,000,000 at any one time outstanding;

          (j) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary (other than the Canadian Borrower or any Subsidiary thereof which is a Guarantor); and

          (k) Indebtedness in an aggregate principal amount not to exceed $32,000,000 of the Canadian Borrower to North Safety.

          7.3 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for the following Liens (each a "PERMITTED LIEN"):

          (a) Liens for taxes, assessments or governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of NSP or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business imposed by law in each case that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of NSP or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), including Liens securing Indebtedness permitted by Sections 7.2(e) and 7.2(g), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of NSP or any other Subsidiary incurred pursuant to Section 7.2(f) to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens and the Indebtedness secured thereby are incurred within ninety (90) days of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

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                                                                              72

          (h) Liens created pursuant to this Agreement and the Security Documents, or which are specifically permitted by the terms of any Security Document;

          (i) any interest or title of a lessor under any lease entered into by NSP or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (j) all building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal and other governmental authority now or hereafter enacted;

          (k) Liens securing reimbursement of obligations in respect of (i) documentary letters of credit, PROVIDED that such Liens cover only the documents, the goods covered thereby and the proceeds thereof and (ii) bankers' acceptances created in respect of drawings under such letters of credit, PROVIDED that such Liens cover only the specific goods covered by such letter of credit and the proceeds thereof;

          (l) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, in each case incurred in the ordinary course of business;

          (m) Liens encumbering customary initial deposits in respect of commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

          (n) Liens not otherwise permitted by this Section 7.3 on assets of Foreign Subsidiaries (other than the Canadian Borrower or any Subsidiary thereof) so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all Foreign Subsidiaries) $1,000,000 at any one time;

          (o) Liens on goods in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of such goods;

          (p) Liens securing obligations (other than Indebtedness) under operating, reciprocal easements or similar agreements entered into in the ordinary course of business by NSP and its Subsidiaries which do not materially interfere with the ordinary conduct of the business of NSP and its Subsidiaries;

          (q) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time of the acquisition thereof pursuant to a Permitted Acquisition; PROVIDED that such Liens are not incurred in connection with, or in contemplation of, such Permitted Acquisition;

          (r) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases;

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                                                                              73

          (s) Liens securing Indebtedness of any Foreign Subsidiary incurred pursuant to Section 7.2(h);

          (t) Liens on any assets that are the subject of an agreement for a Disposition thereof permitted hereunder that arise pursuant to such agreement, so long as such assets are disposed within six (6) months of the date such agreement shall have been entered into;

          (u) Liens consisting of restrictions on the transfer of securities pursuant to applicable federal and state securities laws;

          (v) any attachment or judgment lien not constituting an Event of Default; and

          (w) Liens not otherwise permitted by this Section 7.3 on assets not constituting Collateral securing Indebtedness and other obligations and liabilities in an aggregate amount not to exceed $1,000,000 at any one time outstanding.

          7.4 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of NSP may be merged or consolidated with or into NSP (PROVIDED that NSP shall be the continuing or surviving corporation) or with or into any U.S. Wholly Owned Subsidiary Guarantor (PROVIDED that a U.S. Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

          (b) any Subsidiary of NSP may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to NSP or any U.S. Wholly Owned Subsidiary Guarantor;

          (c) Dispositions permitted under Section 7.5;

          (d) any Canadian Subsidiary Guarantor may be merged or consolidated with or into any Canadian Borrower (PROVIDED that a Canadian Borrower shall be the continuing or surviving corporation) or with or into any Canadian Wholly Owned Subsidiary Guarantor (PROVIDED that a Canadian Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

          (e) any Canadian Subsidiary Guarantor may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Canadian Borrower or any other Canadian Subsidiary Guarantor;

          (f) Arbin Personal Protection B.V. may be merged or consolidated with or into North Safety Products (Europe) B.V. (PROVIDED that North Safety Products (Europe) B.V. shall be the continuing or surviving corporation); and

          (g) any Subsidiary of NSP (other than the Canadian Borrower or any Guarantor) may be merged into or consolidated with any other Subsidiary of NSP (other than the Canadian Borrower or any Guarantor).

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                                                                              74

          7.5 DISPOSITION OF PROPERTY. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete, worn out or surplus property in the ordinary course of business; PROVIDED that the aggregate consideration received for all such property is at least equal to the aggregate fair market value thereof;

          (b) the sale of inventory or sale or lease of equipment in the ordinary course of business;

          (c) Dispositions permitted by Section 7.4 (a), (b), (d), (e), (f) or
     (g);

          (d) the sale or issuance of any Subsidiary's Capital Stock to NSP or any U.S. Wholly Owned Subsidiary Guarantor or the sale or issuance of NSP's Capital Stock to Holdco;

          (e) the sale of North Safety Products (Africa) (Pty) Ltd. and its subsidiaries;

          (f) Restricted Payments permitted under Section 7.6;

          (g) Dispositions of Cash Equivalents; PROVIDED that the aggregate consideration received for all such Cash Equivalents is at least equal to the aggregate fair market value thereof; and

          (h) Disposition of real estate owned in fee simple in Chicago, Illinois and in Tallmadge, Ohio.

          (i) the Disposition of other property having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of NSP; PROVIDED that the aggregate consideration received for all such property is at least equal to the aggregate fair market value thereof.

          7.6 RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of NSP or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of NSP or any Subsidiary (collectively, "RESTRICTED PAYMENTS"), except:

          (a) any Subsidiary may make Restricted Payments to NSP or any U.S. Wholly Owned Subsidiary Guarantor, and any Subsidiary of the Canadian Borrower may make Restricted Payments to the Canadian Borrower or to any Canadian Subsidiary Guarantor;

          (b) distributions by NSP to Holdco the proceeds of which are used by Holdco to make Permitted Tax Distributions;

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                                                                              75

          (c) payments made to Holdco for corporate overhead expenses reasonably incurred by Holdco for management services, including without limitation, the (i) insurance premiums, (ii) legal, accounting, audit and tax fees, (iii) reimbursement payments to investors for their ordinary course out-of-pocket expenses and (iv) fees and expenses of board meetings; PROVIDED that the payments permitted under this clause (c) shall not exceed $600,000 in the aggregate for any fiscal year of NSP;

          (d) so long as no Default or Event of Default shall have occurred and be continuing, NSP may pay dividends to Holdco to permit Holdco to purchase Holdco's common stock or common stock options from present or former officers or employees of Holdco, NSP or any Subsidiary upon the death, disability or termination of employment of such officer or employee, PROVIDED, that the aggregate amount of payments under this clause (d) after the date hereof (net of any proceeds received by Holdco and contributed to NSP after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $1,500,000 in any fiscal year or $7,500,000 in the aggregate from and after the Closing Date;

          (e) James North Zimbabwe Pbt Ltd ("JAMES") may make Restricted Payments (i) to North Safety Products (Africa) (Pty) Ltd., the Subsidiary which is the indirect parent of James ("NSPA") and (ii) to Anglo American Corporation Zimbabwe Pension Fund and to Anglo American Associated Companies Pension Fund, in an aggregate amount which bears the same ratio to the Restricted Payments made by James to NSPA pursuant to clause (i) as the number of shares of the common stock of James owned by the entities described in this clause (ii) bears to the aggregate number of shares of the common stock of James owned by NSPA;

          (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) NSP may pay dividends to Holdco in amounts sufficient to pay the principal and interest on the Arkon Note (as in effect on the date of issuance thereof without giving effect to any amendments or other modifications thereto) when and as (and only when and as) the same becomes due and payable and (ii) Holdco may exercise any setoff rights it has under the Arkon Note; and

          (g) NSP may pay dividends to Holdco in an aggregate amount not to exceed $400,000 in the 2003 fiscal year of NSP, PROVIDED that (i) the proceeds thereof are used to make contractually required employee compensation payments to certain officers of NSP, (ii) each such officer shall, immediately following his receipt thereof, utilize the portion of such payment remaining after deducting therefrom the maximum amount of Federal, state and local income taxes that he would be required to pay with respect to such payment to repay to Holdco the principal amount of the Management Notes and (iii) Holdco shall, immediately following its receipt of the payments referred to in clause (ii) above, contribute the entire amount thereof to the capital of NSP.

          7.7 CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure, except:

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                                                                              76

          (a) Capital Expenditures of NSP and its Subsidiaries in the ordinary course of business not exceeding $12,000,000 during any fiscal year of NSP; PROVIDED, that (A) up to $6,000,000 of any amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (B) Capital Expenditures made pursuant to this paragraph (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (A) above; and

          (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

          7.8 INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "INVESTMENTS"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in cash and Cash Equivalents;

          (c) Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees of NSP or any Subsidiary of NSP in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for NSP or any Subsidiary of NSP not to exceed at any one time outstanding $250,000;

          (e) Investments in assets useful in the business of NSP and its Subsidiaries made by NSP or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (f) (i) Investments by NSP or any of its Subsidiaries in NSP or any Person that, prior to such Investment, is a U.S. Borrower or a U.S. Wholly Owned Subsidiary Guarantor and (ii) Investments by any U.S. Borrower or any U.S. Subsidiary Guarantor in any newly-formed Wholly Owned Subsidiary of a U.S. Borrower or a U.S. Subsidiary Guarantor that has no material assets or liabilities prior to such Investment and with respect to which all the requirements of Section 6.9 shall be satisfied;

          (g) loans to officers and employees of the Borrowers for the sole purpose of purchasing equity of Holdco, secured with the equity purchased therewith and not exceeding $3,500,000 at any one time outstanding;

          (h) Investments in joint ventures useful in the business of NSP and its Subsidiaries in amounts not to exceed $500,000 individually and $4,000,000 in the aggregate at any one time outstanding;

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                                                                              77

          (i) Investments in the Management Notes originally issued to NSP which such Notes are payable to Holdco following their assignment by NSP to Holdco;

          (j) in addition to Investments otherwise expressly permitted by this Section, Permitted Acquisitions completed subsequent to the Closing Date for an aggregate purchase price (including cash, Capital Stock and promissory notes given as consideration therefor and Indebtedness assumed in connection therewith, but excluding investment banking, brokerage, legal, accounting and other similar fees paid in connection therewith and fees paid in connection with the financing thereof) not to exceed $20,000,000 for any such Permitted Acquisition or $50,000,000 for all such Permitted Acquisitions;

          (k) Investments in a joint venture in China in an amount not to exceed $5,000,000 in aggregate;

          (l) loans permitted by Sections 7.2(i), 7.2(k) and any Scheduled Debt owing by a Subsidiary to another Subsidiary;

          (m) (i) Investments by the Canadian Borrower or any Canadian Subsidiary Guarantor in the Canadian Borrower or any Person that, prior to such Investment, is a Canadian Subsidiary Guarantor and (ii) Investments by the Canadian Borrower or any Canadian Subsidiary Guarantor in any newly-formed Wholly Owned Subsidiary of the Canadian Borrower that has no material assets or liabilities prior to such Investment and with respect to which all the requirements of Section 6.9 shall be satisfied;

          (n) Investments by any Foreign Subsidiary that is not a Guarantor in any other Foreign Subsidiary, any Borrower or any Guarantor;

          (o) Investments not otherwise permitted by this Section in an aggregate amount not to exceed $2,000,000 subsequent to the Closing Date; and

          (p) Investments set forth on Schedule 7.8(p).

          7.9   OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS.
(a) Make or offer to make, or permit Holdco to make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise optionally or voluntarily defease or segregate funds with respect to, or permit Holdco to defease or segregate funds with respect to, any Indebtedness (other than the NFI Note and any other Scheduled Debt that is not subordinated in right of payment to the Obligations), other than with the proceeds of Refinancing Indebtedness or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any subordinated Indebtedness included in the Scheduled Debt (including the Senior Subordinated Notes), other than any such amendment, modification, waiver or other change that (i) (A) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon or (B) is not adverse in any respect to the interests of the Borrowers or Lenders in the reasonable opinion of the U.S. Required Lenders and (ii) does not involve the payment of a consent fee or (c) designate any Indebtedness (other than obligations of

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the Loan Parties pursuant to the Loan Documents) as "Designated Senior
Indebtedness" for the purposes of the Senior Subordinated Notes and the Note Agreement.

          7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than between or among (x) NSP or any U.S. Wholly Owned Subsidiary Guarantor, (y) the Canadian Borrower and/or any Canadian Subsidiary Guarantor(s) and (z) any Foreign Subsidiary (other than the Canadian Borrower or any Canadian Subsidiary Guarantor) and any other such Foreign Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of NSP or such Subsidiary, as the case may be, and
(c) upon fair and reasonable terms (i) no less favorable to NSP or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate or (ii) in the case of a transaction between NSP and such Subsidiary, more favorable to NSP than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          7.11 SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by NSP or any Subsidiary of real or personal property that has been or is to be sold or transferred by NSP or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of NSP or such Subsidiary unless such arrangement is entered into in connection with the financing of the acquisition of such property through the proceeds of a Capital Lease Obligation permitted by Section 7.3(g) and the sale or transfer of such property occurs within ninety days following the acquisition thereof by NSP or any of its Subsidiaries.

          7.12 CHANGES IN FISCAL PERIODS. Permit the fiscal year of NSP to end on a day other than December 31 or change NSP's method of determining fiscal quarters.

          7.13 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of NSP or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          7.14 CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of NSP to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, NSP or any other Subsidiary of NSP, (b) make loans or advances to, or other Investments in, NSP or any other Subsidiary of NSP or (c) transfer any of its assets to NSP or any other Subsidiary of NSP, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, and (iii) any restrictions on the ability of any Subsidiary to transfer any such

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asset imposed by the provisions of the documentation pursuant to which there shall have been created a Lien permitted by Section 7.3.

          7.15 LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for the manufacture, distribution and sale of personal protection and safety equipment products intended for use in the workplace.

          7.16 LIMITATION ON LEASE EXPENSE. Permit Lease Expense to exceed $9,000,000 for any fiscal year of NSP.

          7.17 CHANGE OF NAME. Permit the Canadian Borrower or any Canadian Subsidiary Guarantor to change its name, unless a 30-day prior written notice has been given to the Canadian Lender.

                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 2.9(e), clause (i) or (ii) of Section 6.4(a) (with respect to NSP only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage or in any of the Canadian Loan Documents shall have occurred and be continuing; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to NSP from the Administrative Agent or any Lender; or

          (e) NSP or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, PROVIDED in the instrument or agreement under which such Indebtedness

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                                                                              80

     was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000 (or the C$ Equivalent thereof); or

          (f) (i) NSP or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or NSP or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against NSP or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against NSP or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) NSP or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) NSP or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of NSP or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the U.S. Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any

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                                                                              81

     Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) NSP or any Commonly Controlled Entity shall, or in the reasonable opinion of the U.S. Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the opinion of the U.S. Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against NSP or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or Invensys as to which the relevant insurance company or Invensys, as the case may be, has acknowledged coverage) of $1,000,000 (or the C$ Equivalent thereof) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect in all material respects, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby other than as to Collateral having an aggregate value less than $1,000,000 or as a result of the Administrative Agent's failure to take any necessary action with respect to the Collateral or the Security Documents; or

          (j) any guarantee contained in Section 2 of the Guarantee and Collateral Agreement or in any Canadian Security Document shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) other than the Permitted Holders shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 33-1/3% of the outstanding common stock of NSP; (ii) Holdco shall cease to be the sole manager of NSP or a majority of the managers of Holdco shall not have been elected by the Argosy Group and the Hancock Group (each as defined in the Holdco L.L.C. Agreement as in effect on the Original Closing Date) or (iii) a Specified Change of Control shall occur; or

          (l) the Senior Subordinated Notes or the guarantees of the Senior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the U.S. Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Note Agreement, or any Loan Party, any Affiliate of any Loan Party, or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

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                                                                              82

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (including the face amount of all Bankers' Acceptances accepted by the Canadian Lender), with accrued interest thereon and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Requisite U.S. Revolving Facility Lenders, the Administrative Agent may, or upon the request of the Requisite U.S. Revolving Facility Lenders, the Administrative Agent shall, by notice to NSP declare the U.S. Revolving Commitments to be terminated forthwith, whereupon the U.S. Revolving Commitments shall immediately terminate; (ii) the Canadian Lender may, by notice to the Canadian Borrower, declare the Canadian Commitment to be terminated forthwith, whereupon the Canadian Commitments shall immediately terminate; (iii) with the consent of the U.S. Required Lenders, the Administrative Agent may, or upon the request of the U.S. Required Lenders, the Administrative Agent shall, by notice to NSP, declare the U.S. Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder to the U.S. Borrowers) to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iv) the Canadian Lender may, by notice to the Canadian Borrower, declare the Canadian Loans hereunder (including the face amount of all Bankers' Acceptances accepted by the Canadian Lender), with accrued interest thereon, and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all U.S. Letters of Credit and Canadian Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the U.S. Borrowers and the Canadian Borrower, as the case may be, shall at such time deposit in a cash collateral account opened by the Administrative Agent or the Canadian Lender, as the case may be, an amount equal to the aggregate then undrawn and unexpired amount of such U.S. Letters of Credit or Canadian Letters of Credit, as the case may be. Amounts held in such cash collateral account shall be applied by the Administrative Agent or the Canadian Lender, as the case may be, to the payment of drafts drawn under such U.S. Letters of Credit or Canadian Letters of Credit, as the case may be, and the unused portion thereof after all such U.S. Letters of Credit or Canadian Letters of Credit, as the case may be, shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the U.S. Borrowers and the Canadian Borrower, as the case may be, hereunder and under the other Loan Documents. After all such U.S. Letters of Credit or Canadian Letters of Credit, as the case may be, shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of NSP and the Canadian Borrower, as the case may be, hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the relevant Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by NSP and the Canadian Borrower.

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                                                                              83

          With respect to all Bankers' Acceptances which are outstanding at the time the Canadian Lender takes any action pursuant to clause (iv) of the second preceding paragraph, the Canadian Borrower shall at such time deposit in a cash collateral account opened by the Canadian Lender an amount of cash equal to the aggregate undiscounted face amount of all unmatured Bankers' Acceptances. Amounts held in such account shall be applied to pay maturing Bankers' Acceptances, and the unused portion thereof after all such Bankers' Acceptances shall have matured, if any, shall be applied to repay other obligations of the Canadian Borrower hereunder. After all Bankers' Acceptances shall have been satisfied and all other obligations of the Canadian Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Canadian Borrower.

                              SECTION 9. THE AGENTS

          9.1 APPOINTMENT. Each U.S. Lender hereby irrevocably designates and appoints the Administrative Agent and the Syndication Agent as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent and the Syndication Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Syndication Agent, as the case may be, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Syndication Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any U.S. Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Syndication Agent.

          9.2 DELEGATION OF DUTIES. The Administrative Agent and the Syndication Agent may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Syndication Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the U.S. Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto

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                                                                              84

to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any U.S. Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 RELIANCE BY ADMINISTRATIVE AGENT AND SYNDICATION AGENT. The Administrative Agent and the Syndication Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to NSP), independent accountants and other experts selected by the Administrative Agent or the Syndication Agent, as the case may be. The Administrative Agent or the Syndication Agent, as the case may be, may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent or the Syndication Agent, as the case may be. The Administrative Agent and the Syndication Agent shall each be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the U.S. Required Lenders (or, if so specified by this Agreement, all U.S. Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the U.S. Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Syndication Agent shall each in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the U.S. Required Lenders (or, if so specified by this Agreement, all U.S. Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the U.S. Lenders and all future holders of the Loans.

          9.5 NOTICE OF DEFAULT. Neither the Administrative Agent nor the Syndication Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Syndication Agent, as the case may be, has received notice from a Lender or NSP referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders; PROVIDED, FURTHER that with respect to the termination of the U.S. Revolving Commitments and/or the acceleration of the U.S. Loans, the Administrative Agent shall take such action with respect to such termination and/or acceleration as shall be reasonably directed by the U.S. Revolving Facility Lenders and/or the U.S. Required Lenders, respectively.

          9.6 NON-RELIANCE ON AGENTS AND OTHER U.S. LENDERS. Each U.S. Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors,

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                                                                              85

employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any U.S. Lender. Each U.S. Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other U.S. Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each U.S. Lender also represents that it will, independently and without reliance upon any Agent or any other U.S. Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the U.S. Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any U.S. Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 INDEMNIFICATION. The U.S. Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no U.S. Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any U.S. Lender

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                                                                              86

and may exercise the same as though it were not an Agent, and the terms "U.S. Lender" and "U.S. Lenders" shall include each Agent in its individual capacity.

          9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the U.S. Lenders and NSP. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the U.S. Required Lenders shall appoint from among the U.S. Lenders a successor agent for the U.S. Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by NSP (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the U.S. Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the U.S. Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10 AUTHORIZATION TO RELEASE GUARANTEES AND LIENS. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each of the U.S. Lenders (without requirement of notice to or consent of any U.S. Lender except as expressly required by Section 10.1) to take any action requested by NSP having the effect of releasing any Collateral or guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1.

          9.11 DOCUMENTATION AGENT. The Documentation Agent shall not have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 10. MISCELLANEOUS

          10.1 AMENDMENTS AND WAIVERS. Except as provided in Section 2.25, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms

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                                                                              87

and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders or U.S. Required Prepayment Lenders, consent to the assignment or transfer by NSP of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any material Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all U.S. Lenders; (iii) eliminate or reduce the voting rights of any Lender under this
Section 10.1 without the written consent of such Lender; (iv) amend, modify or waive any condition precedent to any extension of credit under the U.S. Revolving Facility set forth in Section 5.2 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the Requisite U.S. Revolving Facility Lenders; (v) amend, modify or waive any provision of Section 2.17 without the consent of the Requisite Lenders in respect of each Facility adversely affected thereby; (vi) reduce the percentage specified in the definition of Requisite Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (ix) amend, modify or waive any provision of Section 2.5 without the written consent of the Swingline Lender; or (x) amend, modify or waive any provision of Section 3 without the written consent of the U.S. Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of NSP, the Administrative Agent and the Canadian Lender, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the U.S. Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

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                                                                              88

     NSP:                            2211 York Road, Suite 215
                                     Oak Brook, Illinois 60523
                                     Attention: David Myers
                                     Telecopy:  (630) 572-8518
                                     Telephone:  (630) 572-8234

     With a copy to:                 Kirkland & Ellis
                                     Aon Center
                                     200 East Randolph Drive
                                     Chicago, Illinois 60601
                                     Attention:  Francesco Penati
                                     Telecopy:  (312) 861-2200
                                     Telephone:  (312) 861-2028

                                     and

                                     Sternthal Katznelson Montigny
                                     Place du Canada, Suite 1020
                                     Montreal, Canada
                                     H3B 2N2
                                     Attention: Me David Sternthal
                                     Telecopy: (514) 878-9195
                                     Telephone: (514) 878-1011

     The Administrative Agent:       100 Federal Street
                                     MADE 10011A
                                     Boston, Massachusetts 02110
                                     Attention:  Richard Williams
                                     Telecopy:  (617) 434-4929
                                     Telephone:  (617) 434-0417

     The Canadian Lender:            Canadian Imperial Bank of Commerce
                                     Commercial Banking Center
                                     1155 Rene-Levesque Blvd.  West, 3rd Floor
                                     Montreal, Canada
                                     H3B 3Z4
                                     Attention:  The Manager
                                     Telecopy:  514-876-2374
                                     Telephone:  514-876-4793

PROVIDED that any notice, request or demand to or upon the Administrative Agent, the Canadian Lender or the U.S. Lenders shall not be effective until received.

          10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude

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                                                                              89

any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 PAYMENT OF EXPENSES AND TAXES. The Borrowers agree (a) to pay or reimburse the Administrative Agent, the Syndication Agent and the Canadian Lender for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent, the Syndication Agent and the Canadian Lender and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to NSP prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate,
(b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under or workout or restructuring of this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Arranger and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, any of their Subsidiaries or any of the Group Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (i) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) arise from disputes among the

Agents or among the Lenders. All amounts due under this Section 10.5 shall be payable promptly after written demand therefor. Statements payable by the Borrowers pursuant to this Section 10.5 shall be submitted to David Myers (Telephone No. (630) 572-8234) (Telecopy No. (639) 572-8518), at the address of NSP set forth in Section 10.2, or to such other Person or address as may be hereafter designated by NSP in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of any Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and NSP and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of NSP and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall, unless otherwise agreed by NSP and the Administrative Agent, be in an aggregate principal amount (treating multiple, simultaneous assignments to two or more Approved Funds managed by the same investment advisor as a single assignment) of less than (i) $1,000,000, in the case of the Term Loans, (ii) $2,500,000, in the case of the U.S. Revolving Loans, or (iii) C$2,500,000, in the case of the Canadian Loans, unless the entire Commitments and Loans and other interests of the assigning Lender (and of all Lenders which are Approved Funds managed by the same investment advisor as the assigning Lender) are so assigned; and PROVIDED FURTHER that no such assignment of all or any part of the Canadian Commitment or the Canadian Extensions of Credit shall be made in favor of any Person which is a non-resident of Canada for the purpose of Section 212 of the Income Tax Act (Canada). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of NSP shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing.

          (d) The Administrative Agent shall, on behalf of NSP, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with

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                                                                              92

payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrowers, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender (other than the Canadian Lender) or to the Lenders under a particular Facility (other than the Canadian Facility), if any Lender (a "BENEFITED LENDER") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower, as the case may be. Each Lender agrees promptly to notify NSP and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts

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                                                                              93

taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with NSP, the Administrative Agent and the Canadian Lender.

          10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, HOWEVER, ALL CLAIMS AND RIGHTS OF ACTION OF THE CANADIAN LENDER AGAINST THE CANADIAN BORROWER OR ANY OF THEM HEREUNDER OR UNDER THE CANADIAN LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF QUEBEC (EXCLUDING ANY PROVISION THEREOF WHICH MAY MAKE THE LAWS OF ANOTHER JURISDICTION APPLICABLE) AND THE LAWS OF CANADA APPLICABLE THEREIN.

          10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

          (a) if it is a U.S. Borrower or the Canadian Borrower, submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; and, if it is the Canadian Borrower, submits for itself and its property in any legal or proceeding relating to this Agreement and the Canadian Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Quebec;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to NSP, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent (and in the case of the Canadian Borrower, the Canadian Lender) shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13   ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among NSP and the Lenders.

          10.14 CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or
(j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's advisor

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                                                                              95

(so long as such contractual counterparty agrees to be bound by the provisions of this Section 10.14).

          10.15 JOINT AND SEVERAL OBLIGATIONS. All of the obligations of the U.S. Borrowers hereunder shall be joint and several; PROVIDED, however, that in no event shall the maximum liability of any U.S. Borrower in respect of Obligations arising out of Loans and other extensions of credit made to the other U.S. Borrowers exceed the greater of (a) the actual loan to such U.S. Borrower and (b) the maximum amount which can be guaranteed by such U.S. Borrower under applicable Federal and state laws relating to the insolvency of debtors.

          10.16 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.17 CANADIAN AMENDMENTS AND WAIVERS. Neither the Canadian Loan Documents nor any terms in respect of the Canadian Commitment hereof or thereof may be amended, supplemented or modified without the prior written consent of the Canadian Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      NORCROSS SAFETY PRODUCTS L.L.C.


                                      By: /s/ David F. Myers, Jr.
                                         ----------------------------------
                                         Name: David F. Myers, Jr.
                                         Title: Executive Vice President/
                                                Chief Financial Officer

                                      NORTH SAFETY PRODUCTS INC.


                                      By: /s/ David F. Myers, Jr.
                                         ----------------------------------
                                         Name: David F. Myers, Jr.
                                         Title: Executive Vice President/
                                                Chief Financial Officer

                                      MORNING PRIDE MANUFACTURING L.L.C.


                                      By: /s/ David F. Myers, Jr.
                                         ----------------------------------
                                         Name: David F. Myers, Jr.
                                         Title: Executive Vice President/
                                                Chief Financial Officer

                                      NORTH SAFETY PRODUCTS LTD.


                                      By: /s/ David F. Myers, Jr.
                                         ----------------------------------
                                         Name: David F. Myers, Jr.
                                         Title: Executive Vice President/
                                                Chief Financial Officer

                                      FLEET NATIONAL BANK, as Administrative
                                      Agent and as a Lender


                                      By: /s/ Richard M. Williams
                                         ----------------------------------
                                         Name: Richard M. Williams
                                         Title: Vice President

                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE, as Syndication Agent and as
                                      Canadian Lender


                                      By: /s/ Gerald Girardi
                                         ----------------------------------
                                         Name: Gerald Girardi
                                         Title: Executive Director
                                                CIBC World Markets Corp.,
                                                  as Agent

                                      CIBC INC., as a Lender


                                      By: /s/ Gerald Girardi
                                         ----------------------------------
                                         Name: Gerald Girardi
                                         Title: Executive Director
                                                CIBC World Markets Corp.,
                                                  as Agent

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as Documentation Agent and as a Lender


                                      By: /s/ Nitin Sharma
                                         ----------------------------------
                                         Name: Nitin Sharma
                                         Title: Vice President

                                     Annex A

          PRICING GRID FOR U.S. REVOLVING LOANS, U.S. SWINGLINE LOANS,
                   CANADIAN LOANS AND THE COMMITMENT FEE RATE

                                                  Applicable Margin
                                                for Eurodollar Loans    Applicable Margin
             Consolidated Total                      and Bankers'       for ABR Loans and     Commitment Fee
               Leverage Ratio                        Acceptances          C$ Prime Loans           Rate
------------------------------------------------------------------------------------------------------------
X GREATER THAN 4.25x                                    3.50%                 2.50%               0.750%*
4.00x LESS THAN X LESS THAN OR EQUAL TO 4.25x           3.50%                 2.50%               0.625%*
3.50x LESS THAN X LESS THAN OR EQUAL TO 4.00x           3.25%                 2.25%               0.500%
3.00x LESS THAN X LESS THAN OR EQUAL TO 3.50x           3.00%                 2.00%               0.500%
2.50x LESS THAN X LESS THAN OR EQUAL TO 3.00x           2.75%                 1.75%               0.500%
X LESS THAN OR EQUAL TO 2.50x                           2.50%                 1.50%               0.375%

Changes in the Applicable Margin and the Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph; PROVIDED that the foregoing changes in the Applicable Margin and the Commitment Fee Rate shall not be effective until at least two full fiscal quarters of NSP after the Closing Date have been completed. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.25 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.25 to
1.0. Each determination of the Consolidated Total Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the period of four consecutive fiscal quarters of NSP ending at the end of the period covered by the relevant financial statements.

----------
* Indicated Commitment Fee Rate shall be reduced to 0.50% at any time when, in the case of commitment fees payable pursuant to (a) Section 2.6(a) in respect of the U.S. Revolving Facility, the then Available U.S. Revolving Commitment is less than 50% of the then Total U.S. Revolving Commitments or
     (b) Section 2.6(c) in respect of the Canadian Facility, the then aggregate Canadian Extensions of Credit are greater than 50% of the then Canadian Commitment.